Exhibit 99.2

• Quarterly Financial Supplement Investor Relations Department • 3300 Enterprise Parkway Beachwood, Ohio 44122 • (216) 755-5500 f. (216) 755-1500 • www.ddr.com For the nine months ended September 30, 2010

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Table of Contents

Section	Page
Earnings Release & Financial Statements
Press Release	1-16

Financial Summary
Financial Highlights	17
Financial Ratios	18
Total Market Capitalization Summary	19
Debt to EBITDA Calculation	20
Significant Accounting Policies	21-22
Other Real Estate Information	23
Reconciliation of Non-GAAP Financial Measures	24-27

Joint Venture Financial Summary
Joint Venture Investment Summary	28
Joint Venture Combining Financial Statements	29

Investment Summary
Acquisitions and Dispositions	30
Developments and Redevelopments	31-32
Projects Primarily on Hold	33

Portfolio Summary
Portfolio Characteristics	34
Brazil and Puerto Rico Portfolio Characteristics	35
Leased Rate and Average Annualized Base Rental Rates	36
Leasing Summary	37
Leasing Summary of Formerly Vacant Spaces	38
Net Effective Rents	39
Lease Expirations	40
Largest Tenants by Owned and Managed GLA	41
Largest Tenants by GLA and Base Rental Revenues	42

Debt Summary
Summary of Consolidated Debt	43
Summary of Joint Venture Debt	44
Consolidated Debt Detail	45-47
Joint Venture Debt Detail	48-50

Investor Contact Information
Investor Information	51
Property list available online at http://www.ddr.com
Developers Diversified Realty Corporation considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectations for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; ability to sell assets on commercially reasonable terms; ability to secure equity or debt financing on commercially acceptable terms or at all; or ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three- and nine-month periods ended September 30, 2010. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2009. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
For Immediate Release:

Media Contact:	Investor Contact:
Scott Schroeder	Kate Deck
216-755-5500	216-755-5500
sschroeder@ddr.com	kdeck@ddr.com
DEVELOPERS DIVERSIFIED REALTY REPORTS OPERATING FFO PER
DILUTED SHARE OF $0.25 FOR THE QUARTER ENDED
SEPTEMBER 30, 2010 BEFORE NON-OPERATING ITEMS
BEACHWOOD, OHIO, October 25, 2010 — Developers Diversified Realty Corporation (NYSE: DDR) today announced operating results for the third quarter ended September 30, 2010.
SIGNIFICANT THIRD QUARTER ACTIVITY
•	Reported operating FFO of $0.25 per diluted share before non-operating items

•	Executed a Company record 503 total leases for 2.9 million square feet as compared to 477 total leases in the second quarter of 2010 and 433 total leases in the third quarter of 2009

•	Increased the core portfolio leased rate to 92.0% at September 30, 2010 from 91.6% at June 30, 2010 and 90.9% at September 30, 2009

•	Improved the spread on new leases to +6.9% and renewals to +4.5% for a blended overall spread of +5.0%, which compares to a blended spread of +3.9% in the second quarter of 2010

•	Reported Same Store Net Operating Income growth of 2.0% as compared to an increase of 1.5% in the second quarter of 2010 and a decrease of 4.1% in the third quarter of 2009

•	Issued $300 million aggregate principal amount of senior unsecured notes due September 2020

•	Reduced consolidated indebtedness by nearly $242.7 million to $4.4 billion at September 30, 2010

•	Invested $58.3 million in loans secured by prime shopping centers

•	Issued 5.1 million common shares for $58.3 million

•	Sold $76.7 million of non-prime assets, including joint venture partners’ share

•	In October 2010, refinanced unsecured credit facilities and extended the maturity to February 2014
“Our third quarter operating results illustrate our continued focus and execution of strategic objectives. Specifically, the leasing momentum experienced in our portfolio has resulted in base rent and same store NOI growth as well as occupancy gains. Non-prime asset sales, further deleveraging of our balance sheet, the renewal of our unsecured line of credit and overall extension of our debt maturity profile also contributed to our considerable progress,” commented Developers Diversified’s president and chief executive officer, Daniel B. Hurwitz.

FINANCIAL HIGHLIGHTS
The Company’s third quarter operating Funds From Operations (“FFO”) was $63.2 million, or $0.25 per diluted share, before $26.1 million of net charges. For the nine-month period ended September 30, 2010 the Company reported operating FFO of $193.4 million, or $0.77 per diluted share, before $160.7 million of net charges.
The charges and gains, primarily non-cash, for the periods ended September 30, 2010, are summarized as follows (in millions):

	Three Months	Nine Months
Non-cash impairment charges — consolidated assets	$5.1	$78.2
Less portion of impairment charges allocated to non-controlling interests	—	(31.2)
Executive separation charge	—	2.1
Gain on debt retirement, net	(0.3)	(0.3)
Non-cash loss on equity derivative instruments related to Otto investment	11.3	14.6
Litigation, debt extinguishment costs and other expenses, net of tax	3.9	16.0
Loss on asset sales and impairment charges — equity method investments	3.0	6.4
Consolidated loss on sales and impairment charges — discontinued operations	7.3	75.3
Gain on deconsolidation of interests, net	(5.2)	(5.2)
FFO associated with Mervyns joint venture, net of non-controlling interest	1.0	4.8

	$26.1	$160.7

FFO applicable to common shareholders for the three-month period ended September 30, 2010, including the above net charges, was $37.1 million, or $0.14 per diluted share, which compares to a FFO loss of $90.1 million, or $0.54 per diluted share, for the prior-year comparable period.
FFO applicable to common shareholders for the nine-month period ended September 30, 2010, including the above net charges, was $32.7 million, or $0.13 per diluted share, which compares to a FFO loss of $116.6 million, or $0.80 per diluted share, for the prior-year comparable period. The increase in FFO for both the three- and nine-month periods ended September 30, 2010, is primarily the result of a decrease in impairment-related charges, gain on debt retirement and the equity derivative adjustment associated with the Otto investment.
Net loss applicable to common shareholders for the three-month period ended September 30, 2010, was $24.9 million, or $0.10 per diluted share, which compares to a net loss of $148.4 million, or $0.90 per diluted share, for the prior-year comparable period.
Net loss applicable to common shareholders for the nine-month period ended September 30, 2010, was $156.8 million, or $0.65 per diluted share, which compares to a net loss of $308.7 million, or $2.11 per diluted share, for the prior-year comparable period. The decrease in net loss for both the three- and nine-month periods ended September 30, 2010, is primarily due to the same factors impacting FFO for the comparable periods.

LEASING & PORTFOLIO OPERATIONS
The following results for the three-month period ended September 30, 2010, highlight continued strong leasing activity throughout the portfolio, including a Company record for executed deals:
•	Executed 191 new leases aggregating approximately 1.0 million square feet and 312 renewals aggregating approximately 1.9 million square feet. In total, the Company executed approximately 2.9 million square feet of leases.

•	Total portfolio average annualized base rent per occupied square foot, excluding assets in Brazil, as of September 30, 2010 was $12.44, as compared to $12.50 at September 30, 2009. Including the Brazil portfolio, total portfolio average annualized base rent per occupied square foot as of September 30, 2010 was $13.26, as compared to $12.82 at September 30, 2009.

•	The core portfolio leased rate was 92.0% as of September 30, 2010, as compared to 90.9% at September 30, 2009. The core portfolio and the Brazil portfolio leased rate was 92.2% at September 30, 2010.

•	On a cash basis, including the Brazil portfolio, rental rates for new leases increased by 6.9% over prior rents and renewals increased by 4.5% as compared to an increase of 6.0% and 3.9%, respectively, for the U.S.-portion of the portfolio. On a blended basis, including the Brazil portfolio, leasing spreads increased by 5.0% during the quarter as compared to an increase of 4.3% for the U.S.-portion of the portfolio. The increase in leasing spreads for new leases marks an improvement from the increase of 3.9% for the portfolio reported in the second quarter of 2010.

•	Same store net operating income (“NOI”) increased 2.0% for the three-month period ended September 30, 2010 over the prior-year comparable period.
DISPOSITIONS
The Company sold 11 consolidated shopping centers, aggregating approximately 0.7 million square feet, in the third quarter of 2010, generating gross proceeds of approximately $48.9 million. The Company recorded an aggregate net gain of approximately $0.9 million related to asset sales in the third quarter.
In the third quarter of 2010, one of the Company’s joint ventures sold a shopping center, aggregating approximately 0.4 million square feet, generating gross proceeds of approximately $27.2 million. The joint venture recorded an aggregate net loss of approximately $13.3 million related to the asset sale in the third quarter of which the Company’s proportionate share was approximately $2.8 million.
CAPITAL MARKETS ACTIVITIES
In October 2010, the Company entered into a new unsecured credit facility arranged by JP Morgan Chase Bank, N.A. and Wells Fargo Bank, N.A. The size of the facility was reduced to $950 million with an accordion feature up to $1.2 billion. In addition, the Company also entered into a new $65 million unsecured credit facility with PNC Bank, N.A. Both facilities mature in February 2014. The Company’s borrowings under these facilities bear interest at variable rates based on LIBOR plus 275 basis points and as determined by the Company’s current corporate credit ratings from Moody’s and S&P.
In October 2010, the Company amended its secured term loan with KeyBank National Association to conform the covenants to the new revolving credit facility provisions and repaid $200 million of the outstanding balance.

In September 2010, the Company sold approximately 5.1 million of its common shares through its continuous equity program, generating gross proceeds of $58.3 million. Proceeds from the equity issuance were used to fund $58.3 million of investments in loans secured by prime shopping centers.
In August 2010, the Company issued $300 million, aggregate principal amount of 7.875% senior unsecured notes due September 2020. Proceeds from the offering were used to repay amounts outstanding on the Company’s unsecured credit facilities.
2010 GUIDANCE
There is no change in guidance since the last update provided on April 22, 2010. The Company continues to estimate operating FFO for the year of $1.00-$1.05 per diluted share.
NON-GAAP DISCLOSURES
FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains from disposition of depreciable real estate property, except for those sold through the Company’s merchant building program, which are presented net of taxes, and those gains that represent the recapture of a previously recognized impairment charge, (iii) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates operating FFO by excluding the non-operating charges and gains described above. Other real estate companies may calculate FFO and operating FFO in a different manner. FFO excluding the net non-operating items detailed above is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net (loss) income to FFO and operating FFO is presented in the financial highlights section.
SAFE HARBOR
Developers Diversified Realty Corporation considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to sell assets on commercially reasonable terms; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three-month period ended September 30, 2010. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2009. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.
ABOUT DEVELOPERS DIVERSIFIED REALTY CORPORATION
Developers Diversified owns and manages approximately 590 retail operating and development properties in 41 states, Brazil, Canada and Puerto Rico. Totaling more than 134 million square feet, the Company’s shopping center portfolio features open-air, value-oriented neighborhood and community centers, mixed-use centers and lifestyle centers located in prime markets with stable populations and high-growth potential. Developers Diversified is the largest landlord in Puerto Rico and owns a premier portfolio of regional malls in and around Sao Paulo, Brazil. Developers Diversified is a self-administered and self-managed REIT operating as a fully integrated real estate company. Additional information about the Company is available at www.ddr.com.
CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS
A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request at the Company’s corporate office to Kate Deck, Investor Relations Director, Developers Diversified Realty Corporation, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.
The Company will hold its quarterly conference call tomorrow, October 26, 2010 at 10:00 a.m. Eastern Daylight Time. To participate, please dial 866.730.5764 (domestic), or 857.350.1588 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 27714456. Access to the live call and replay will also be available through the Company’s website. The replay will be available through November 26, 2010.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)

	Three-Month Periods		Nine-Month Periods
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Revenues:
Minimum rents (A)	$133,549	$130,938	$401,606	$395,319
Percentage and overage rents (A)	1,016	1,183	3,700	4,397
Recoveries from tenants	44,431	42,475	133,242	131,232
Ancillary and other property income	5,846	5,223	15,330	14,884
Management, development and other fee income	12,961	14,693	40,122	43,194
Other (B)	995	1,191	6,803	6,172

	198,798	195,703	600,803	595,198

Expenses:
Operating and maintenance (C)	33,676	34,521	104,599	99,734
Real estate taxes	29,518	26,023	82,466	76,827
Impairment charges (D)	5,063	500	78,189	12,739
General and administrative (E)	20,180	25,886	62,546	73,469
Depreciation and amortization	54,903	51,379	165,544	164,017

	143,340	138,309	493,344	426,786

Other income (expense):
Interest income	1,614	3,257	4,425	9,420
Interest expense (F)	(53,774)	(52,736)	(166,809)	(161,691)
Gain on debt retirement, net (F)	333	23,881	333	142,360
Loss on equity derivative instruments (G)	(11,278)	(118,174)	(14,618)	(198,199)
Other income (expense) (H)	(3,899)	2,235	(18,398)	(8,897)

	(67,004)	(141,537)	(195,067)	(217,007)

Loss from continuing operations before equity in net loss of joint ventures, tax (expense) benefit of taxable REIT subsidiaries and state franchise and income taxes, and gain on disposition of real estate, net of tax	(11,546)	(84,143)	(87,608)	(48,595)
Equity in net loss of joint ventures (I)	(4,801)	(183)	(3,777)	(8,984)
Impairment of joint venture investments (D)	—	(61,200)	—	(101,571)
Tax (expense) benefit of taxable REIT subsidiaries and state franchise and income taxes	(1,120)	(610)	1,518	(426)

Loss from continuing operations	(17,467)	(146,136)	(89,867)	(159,576)
Income (loss) from discontinued operations (J)	1,562	(1,642)	(73,704)	(165,523)

Loss before gain on disposition of real estate	(15,905)	(147,778)	(163,571)	(325,099)
Gain on disposition of real estate, net of tax	145	7,128	61	8,222

Net loss	(15,760)	(140,650)	(163,510)	(316,877)
Loss attributable to non-controlling interests	1,450	2,804	38,378	39,848

Net loss attributable to DDR	$(14,310)	$(137,846)	$(125,132)	$(277,029)

Net loss applicable to common shareholders	$(24,877)	$(148,413)	$(156,834)	$(308,731)

Funds From Operations (“FFO”):
Net loss applicable to common shareholders	$(24,877)	$(148,413)	$(156,834)	$(308,731)
Depreciation and amortization of real estate investments	53,026	51,635	161,769	170,236
Equity in net loss of joint ventures (I)	4,801	183	3,777	8,557
Joint ventures’ FFO (I)	10,457	13,584	32,319	32,553
Non-controlling interests (OP Units)	8	8	24	167
Gain on disposition of depreciable real estate	(6,339)	(7,130)	(8,394)	(19,405)

FFO applicable to common shareholders	37,076	(90,133)	32,661	(116,623)
Preferred dividends	10,567	10,567	31,702	31,702

FFO	$47,643	$(79,566)	$64,363	$(84,921)

Per share data:
Earnings per common share
Basic	$(0.10)	$(0.90)	$(0.65)	$(2.11)

Diluted	$(0.10)	$(0.90)	$(0.65)	$(2.11)

Basic — average shares outstanding	249,139	165,073	241,679	146,151

Diluted — average shares outstanding	249,139	165,073	241,679	146,151

Dividends Declared	$0.02	$0.02	$0.06	$0.42

Funds From Operations — Basic (K)	$0.15	$(0.54)	$0.13	$(0.80)

Funds From Operations — Diluted (K)	$0.14	$(0.54)	$0.13	$(0.80)

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)
Selected Balance Sheet Data (L)

	September 30, 2010	December 31, 2009
Assets:
Real estate and rental property:
Land	$1,834,172	$1,971,782
Buildings	5,451,694	5,694,659
Fixtures and tenant improvements	320,067	287,143

	7,605,933	7,953,584
Less: Accumulated depreciation	(1,412,607)	(1,332,534)

	6,193,326	6,621,050
Land held for development and construction in progress	817,742	858,900
Real estate held for sale, net	2,471	10,453

Real estate, net	7,013,539	7,490,403

Investments in and advances to joint ventures (M)	417,750	420,541
Cash	21,335	26,172
Restricted cash	14,383	95,673
Notes receivable, net	119,585	74,997
Receivables, including straight-line rent, net	134,066	146,809
Other assets, net	156,421	172,011

	$7,877,079	$8,426,606

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$483,138	$775,028
Unsecured debt	1,746,387	1,689,841
Mortgage and other secured debt	2,165,777	2,713,794

	4,395,302	5,178,663
Dividends payable	12,044	10,985
Equity derivative liability (G)	70,698	56,080
Other liabilities	229,226	227,915

Total liabilities	4,707,270	5,473,643

Redeemable operating partnership units	627	627

Preferred shares	555,000	555,000
Common shares (K)	25,616	20,174
Paid-in-capital	3,813,293	3,374,528
Accumulated distributions in excess of net income	(1,278,423)	(1,098,661)
Deferred compensation obligation	12,984	17,838
Accumulated other comprehensive income	14,283	9,549
Less: Common shares in treasury at cost	(11,887)	(15,866)
Non-controlling interests	38,316	89,774

Total equity	3,169,182	2,952,336

	$7,877,079	$8,426,606

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)

(A)	Base and percentage rental revenues for the nine-month period ended September 30, 2010, as compared to the prior-year comparable period, increased $6.2 million primarily due to the acquisition of three shopping centers and the completion of certain developments in 2009 which generated an additional $8.0 million in revenues. Store closings related to major tenant bankruptcies in the first quarter of 2009 contributed an approximate $3.0 million decrease in revenues offset by other increases in operating assets of $1.2 million. Included in rental revenues for the nine-month periods ended September 30, 2010 and 2009, is approximately $1.7 million and $2.5 million, respectively, of revenue resulting from the recognition of straight-line rents, including discontinued operations.

(B)	Other revenues were comprised of the following (in millions):

	Three-Month Periods		Nine-Month Periods
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Lease termination fees	$0.5	$0.8	$4.1	$3.4
Financing fees	0.3	0.2	0.7	0.9
Other miscellaneous	0.2	0.2	2.0	1.9

	$1.0	$1.2	$6.8	$6.2

(C)	Operating and maintenance expense, including discontinued operations, includes the following expenses (in millions):

	Three-Month Periods		Nine-Month Periods
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Bad debt expense	$2.9	$4.8	$10.2	$10.8
Ground rent expense (a)	1.2	1.3	3.7	3.5

(a)	Includes non-cash expense of approximately $0.5 million and $0.6 million for the three-month periods ended September 30, 2010 and 2009, respectively, and approximately $1.5 million and $1.4 million for the nine-month periods ended September 30, 2010 and 2009, respectively, related to straight-line ground rent expense.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)
(D)	The Company recorded impairment charges during the three- and nine-month periods ended September 30, 2010 and 2009, on the following consolidated assets and investments because the book basis of the assets was in excess of the estimated fair market value (in millions):

	Three-Month Periods		Nine-Month Periods
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Land held for development (1)	$—	$—	$54.3	$—
Undeveloped land	—	—	4.9	0.4
Assets marketed for sale	5.1	0.5	19.0	12.3

	$5.1	$0.5	$78.2	$12.7

Sold assets included in discontinued operations (2)	2.0	2.2	29.5	71.9
Assets formerly occupied by Mervyns included in discontinued operations (3)	—	—	35.3	61.0

Total discontinued operations	2.0	2.2	64.8	132.9

Joint venture investments	—	61.2	—	101.6

Total impairment charges	$7.1	$63.9	$143.0	$247.2

(1)	Amounts reported in 2010 relate to land held for development in Togliatti and Yaroslavl, Russia, of which the Company’s proportionate share was $41.9 million after adjusting for the allocation of loss to the non-controlling interest in this consolidated joint venture.

(2)	See summary of discontinued operations activity in note (J).

(3)	The Company’s proportionate share of these impairments was $16.5 million and $29.7 million, after adjusting for the allocation of loss to the non-controlling interest in this previously consolidated joint venture for the nine-month periods ended September 30, 2010 and 2009, respectively. As discussed in note (L), these assets were deconsolidated in the third quarter of 2010 and all operating results have been reclassified as discontinued operations.
(E)	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the releasing of space, which are charged to operations as incurred. For the nine-month periods ended September 30, 2010 and 2009, general and administrative expenses were approximately 5.0% and 5.6% of total revenues, respectively, including joint venture and managed property revenues. During the nine months ended September 30, 2010, the Company incurred a $2.1 million separation charge relating to the departure of an executive officer. Excluding this charge, general and administrative expenses were 4.9% of total revenues for the nine months ended September 30, 2010. During the nine months ended September 30, 2009, the Company recorded a non-cash charge of $15.4 million as a result of the change in control provisions included in the Company’s equity-based award plans in 2009. Excluding this charge, general and administrative expenses were 4.5% of total revenues for the nine-month period ended September 30, 2009.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)
(F)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Non-cash interest expense related to amortization of the debt discount	$1.4	$2.7	$5.2	$9.8
Non-cash adjustment to gain on repurchase	—	2.4	4.8	17.0

(G)	Represents the non-cash impact of the valuation adjustments of the equity derivative instruments (warrants) issued as part of the share purchase transaction completed in 2009, as a result of changes in the Company’s stock price. The liability will be reclassified into equity upon ultimate exercise or expiration of the warrants.

(H)	Other (expenses) income were comprised of the following (in millions):

	Three-Month Period Ended		Nine-Month Period
	September 30,		Ended September 30,
	2010	2009	2010	2009
Litigation-related expenses (1)	$(3.5)	$(0.6)	$(13.5)	$(4.3)
Debt extinguishment costs	0.3	(0.3)	(3.3)	(0.3)
Note receivable reserve	—	—	0.1	(5.4)
Gain from change in control	—	0.4	—	0.4
Sale of MDT units	—	3.5	—	2.7
Abandoned projects and other expenses	(0.7)	(0.8)	(1.7)	(2.0)

	$(3.9)	$2.2	$(18.4)	$(8.9)

(1)	The nine-month period ended September 30, 2010 includes a $5.1 million reserve recorded in connection with a legal matter at a property in Long Beach, California. This reserve was offset by a tax benefit of approximately $2.4 million, classified in the tax expense (benefit) line item in the statement of operations, because the asset is owned through the Company’s taxable REIT subsidiary. Total litigation-related expenditures, net of the tax benefit, were $3.5 million and $11.1 million for the three- and nine-month periods ended September 30, 2010, respectively.
(I)	At September 30, 2010 and 2009, the Company owned joint venture interests, excluding consolidated joint ventures, in 245 and 318 shopping center properties, respectively. See pages 14-16 of this release for a summary of the combined condensed operating results and select balance sheet data of the Company’s unconsolidated joint ventures.

(J)	The operating results relating to assets classified as discontinued operations are summarized as follows:

	Three-Month Periods		Nine-Month Periods
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Revenues from operations	$2,084	$8,762	$9,913	$37,830

Operating expenses	1,571	5,326	7,754	19,275
Impairment charges	2,000	2,153	64,833	132,924
Interest, net	2,473	4,588	9,588	17,822
Depreciation and amortization	588	2,785	4,061	13,367

Total expenses	6,632	14,852	86,236	183,388

Loss before disposition of real estate	(4,548)	(6,090)	(76,323)	(145,558)
Gain on deconsolidation of interests	5,221	—	5,221	—
Gain (loss) on disposition of real estate, net	889	4,448	(2,602)	(19,965)

Net income (loss)	$1,562	$(1,642)	$(73,704)	$(165,523)

Discontinued operations for all periods presented include the activity associated with the 50% owned joint venture, DDR MDT MV LLC (“MV LLC”), which was deconsolidated during the three-month period ended September 30, 2010. See further discussion in note (L).

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)
(K)	For purposes of computing FFO and operating FFO per share, the following share information was utilized (in millions):

	At September 30,
	2010	2009
Common shares outstanding	256.2	196.6
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods		Nine-Month Periods
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Weighted average common shares outstanding	251.2	165.1	243.3	146.1

Assumed conversion of OP Units	0.4	0.4	0.4	0.4

FFO Weighted average common shares and OP Units — Basic	251.6	165.5	243.7	146.5

FFO Weighted average common shares and OP Units — Diluted for FFO Loss	N/A	165.5	N/A	146.5

Assumed conversion of dilutive securities	6.3	4.0	6.5	2.1

FFO Weighted average common shares and OP Units — Diluted for FFO Income	257.9	N/A	250.2	N/A

Operating FFO Weighted average common shares and OP Units —Diluted	257.9	169.5	250.2	148.6

(L)	The December 31, 2009 balance sheet reflects the consolidation of a 50% owned joint venture, MV LLC, which as of that date owned 31 sites formerly occupied by Mervyns.

December 31, 2009
Real estate, net	$218.7
Restricted cash	$50.5
Mortgage debt	$225.4
Non-controlling interests	$22.4
In August 2010, the 25 assets owned by MV LLC were placed in the control of a court appointed receiver and as a result, the entity that holds the assets and nonrecourse mortgage loan was deconsolidated for accounting purposes pursuant to the provisions of Accounting Standards Codification No. 810, “Consolidation” (“ASC 810”). Upon deconsolidation, the Company recorded a gain of approximately $5.6 million because the carrying value of the nonrecourse debt exceeded the carrying value of the collateralized assets. Following the deconsolidation, the Company will no longer have any economic rights or obligations in MV LLC. The revenues and expenses associated with MV LLC for the current and prior periods, including the $5.6 million gain, are classified within discontinued operations in the statements of operations.

(M)	Included in the Company’s balance sheet as of December 31, 2009, was $28.5 million of assets owned by a consolidated joint venture that was deconsolidated in accordance with the adoption of ASC 810 as of January 1, 2010.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Summary Results of Combined Unconsolidated Joint Ventures
(In thousands)
Combined condensed income statements

	Three-Month Periods		Nine-Month Periods
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Revenues from operations (A)	$169,730	$206,423	$507,766	$617,278

Operating expenses	60,838	81,076	196,846	237,446
Impairment charges (B)	8,815	—	19,737	—
Depreciation and amortization of real estate investments	47,684	57,267	143,227	172,153
Interest expense	54,025	78,686	174,186	219,696

	171,362	217,029	533,996	629,295

Loss from operations before tax expense and discontinued operations	(1,632)	(10,606)	(26,230)	(12,017)
Income tax expense	(4,114)	(2,513)	(13,947)	(7,065)
Loss from discontinued operations, net of tax	(2,192)	(1,682)	(4,110)	(35,263)
Loss on disposition of discontinued operations, net of tax (C)	(13,340)	(13,767)	(25,303)	(19,852)
(Loss) gain on disposition of assets (D)	—	(74)	17	(26,815)
Other, net (E)	—	(3,602)	—	5,833

Net loss	$(21,278)	$(32,244)	$(69,573)	$(95,179)

Net loss at DDR ownership interests (F)	$(4,193)	$(1,302)	$(4,362)	$(12,375)

FFO at DDR’s ownership interest (G)	$10,457	$13,584	$32,319	$32,553

Combined condensed balance sheets

	September 30, 2010	December 31, 2009
Land	$1,605,772	$1,782,431
Buildings	4,858,997	5,207,234
Fixtures and tenant improvements	150,455	146,716

	6,615,224	7,136,381
Less: Accumulated depreciation	(707,053)	(636,897)

	5,908,171	6,499,484
Land held for development and construction in progress (H)	173,293	130,410

Real estate, net	6,081,464	6,629,894
Receivables, including straight-line rent, net	126,394	113,630
Leasehold interests	10,586	11,455
Other assets, net	305,909	342,192

	$6,524,353	$7,097,171

Mortgage debt (I)	$3,997,117	$4,547,711
Notes and accrued interest payable to DDR	85,780	73,477
Other liabilities	211,362	194,065

	4,294,259	4,815,253
Accumulated equity	2,230,094	2,281,918

	$6,524,353	$7,097,171

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Summary Results of Combined Unconsolidated Joint Ventures
(In thousands)

(A)	Revenues for the three- and nine-month periods include the following (in millions):

	Three-Month Periods		Nine-Month Periods
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Straight-line rents	$0.9	$1.4	$3.0	$3.0
DDR’s proportionate share	0.1	0.2	0.4	0.3
(B)	For the three and nine months ended September 30, 2010, impairment charges were recorded on three and four assets, respectively, of which the Company’s proportionate share of the loss was approximately $0.3 million and $0.7 million, respectively.

(C)	Loss on disposition of discontinued operations includes the sale of properties by four separate unconsolidated joint ventures in the first nine months of 2010. In 2009, $170.9 million of impairment charges were recorded by these joint ventures in anticipation of the sales transactions. The Company’s proportionate share of the loss for the assets sold during the three- and nine-month periods ended September 30, 2010 was approximately $2.8 and $4.1 million, respectively.

Loss on disposition of discontinued operations included the sale of 12 properties by three separate unconsolidated joint ventures for the nine months ended September 30, 2009, resulting in a loss of $19.9 million of which the Company’s proportionate share was $1.4 million.

(D)	In the first quarter of 2009, an unconsolidated joint venture disposed of a property resulting in a loss of $26.7 million, of which the Company’s proportionate share was $5.8 million.

(E)	Activity relates to the Company’s investment in the MDT units primarily liquidated in the third quarter of 2009.

(F)	Adjustments to the Company’s share of joint venture equity in net loss is related primarily to basis differences impacting amortization and depreciation, impairment charges and (loss) gain on dispositions as follows (in millions):

	Three-Month Periods		Nine-Month Periods
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
(Loss) income, net	$(0.6)	$1.2	$0.6	$3.4
(G)	FFO from unconsolidated joint ventures are summarized as follows:

	Three-Month Periods		Nine-Month Periods
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Net loss	$(21,278)	$(32,244)	$(69,573)	$(95,179)
Loss on sale of real estate	—	—	(47)	—
Depreciation and amortization of real estate investments	47,814	62,434	149,815	189,472

FFO	$26,536	$30,190	$80,195	$94,293

DDR’s share of FFO	$10,457	$13,584	$32,319	$32,553

DDR joint venture distributions received, net	$7,279	$7,757	$29,299	$23,493

(H)	The Company’s proportionate share of joint venture land held for development and construction in progress aggregated approximately $69.9 million and $37.6 million at September 30, 2010 and December 31, 2009, respectively.

The combined condensed balance sheet at September 30, 2010 included a joint venture under development that was deconsolidated by the Company as of January 1, 2010 due to the adoption of ASC 810 (Footnote M on page 13 of this release).

(I)	The Company’s proportionate share of joint venture debt aggregated approximately $841.6 million and $917.0 million at September 30, 2010 and December 31, 2009, respectively.

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
FINANCIAL HIGHLIGHTS
(In Millions Except Per Share Information)

	Nine Months
	Ended
	September 30,	Year Ended December 31,
	2010	2009	2008
FUNDS FROM OPERATIONS:
Net Loss Applicable to Common Shareholders	$(156.8)	$(398.9)	$(114.2)
Depreciation and Amortization of Real Estate Investments	161.8	224.2	236.3
Equity in Net Loss (Income) From Joint Ventures	3.8	9.3	(17.7)
Joint Venture Funds From Operations	32.3	43.7	68.4
Non-Controlling Interests (OP Units)	—	0.2	1.1
Gain on Disposition of Real Estate	(8.4)	(23.1)	(4.2)

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	32.7	(144.6)	169.7
PREFERRED DIVIDENDS	31.7	42.3	42.3

FUNDS FROM OPERATIONS	$64.4	$(102.3)	$212.0

RECONCILIATION TO OPERATING FFO:
Non-cash impairment charges — consolidated and equity investments, net of non-controlling interests	$47.0	$230.0	$163.5
Executive separation charge, change in control charge and termination of equity award plan	2.1	15.4	15.8
Non-cash loss on equity derivative instruments	14.6	199.8	—
Litigation expenditures, debt extinguishment costs, net loan loss reserve and other, net of tax	16.0	30.0	27.1
Loss on asset sales, impairment charges and derivative gains/losses — equity method investments	6.4	19.0	6.6
Loss on asset sales and consolidated impairment charges included in discontinued operations	75.3	117.6	15.3
FFO associated with Mervyns joint venture, net of non-controlling interest included in discontinued operations	4.8	—	—
Gain on deconsolidation of interests (2010) and redemption of joint venture interests (2009)	(5.2)	(23.9)	—
Gain on debt retirement, net	(0.3)	(145.1)	(10.5)

OPERATING FFO AVAILABLE TO COMMON SHAREHOLDERS	$193.4	$298.2	$387.5

PER SHARE INFORMATION:
Funds From Operations — Diluted	$0.13	$(0.90)	$1.40
Operating FFO — Diluted	$0.77	$1.83	$3.20
Net Loss — Diluted	$(0.65)	$(2.51)	$(0.96)
Dividends	$0.06	$0.44	$2.07

COMMON SHARES & OP UNITS:
Outstanding	256.6	202.0	129.0
Weighted average — Diluted (FFO)	250.2	160.1	121.0
Weighted average — Diluted (Operating FFO)	250.2	163.2	121.0

GEN. & ADMIN. EXPENSES	$62.5	$94.4	$97.7

REVENUES:
DDR Revenues	$610.7	$843.3	$943.7
Joint Venture & Managed Revenues	630.4	902.0	946.3

TOTAL REVENUES (2)	$1,241.1	$1,745.3	$1,890.0

GEN. & ADMIN. EXPENSES AS A PERCENTAGE OF TOTAL REVENUES (1)	5.0%	5.4%	5.2%

NET OPERATING INCOME:
DDR Net Operating Income	$416.4	$581.6	$682.6
Joint Venture Net Operating Income	317.4	532.3	617.5

TOTAL NET OPERATING INCOME (2)	$733.8	$1,113.9	$1,300.1

REAL ESTATE AT COST:
DDR Real Estate at Cost	$8,428.1	$8,823.7	$9,109.6
Joint Venture Real Estate at Cost (3)	6,788.5	7,266.8	9,276.0

TOTAL REAL ESTATE AT COST	$15,216.6	$16,090.5	$18,385.6

(1)	The 2010 results include an executive separation charge of $2.1 million. Excluding this charge, general and administrative expenses were approximately 4.9% of total revenues for the nine months ended September 30, 2010. The 2009 results include $15.4 million relating to a non-cash change in control charge. Excluding this charge, general and administrative expenses were approximately 4.5% of total revenues. The 2008 results include $15.8 million for a non-cash charge relating to the termination of an equity award plan. Excluding this charge, general and administrative expenses were approximately 4.3% of total revenues.

(2)	Includes activities from discontinued operations.

(3)	Periods after October 2009 include the impact of the redemption of the Company’s interest in the MDT US LLC joint venture which reduced the joint venture real estate at cost by $1.6 billion. DDR’s consolidated real estate at cost increased by $113.3 million in the fourth quarter of 2009 related to the three assets transferred to the Company in connection with the redemption.

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
FINANCIAL RATIOS
(In Millions, Except Ratios)

		Actual Covenants
		Twelve Months
		Ended
	Covenant	September 30,
	Threshold	2010
PUBLIC DEBT COVENANTS:

Total Debt to Real Estate Assets Ratio	not to exceed 65%	50%

Secured Debt to Assets Ratio	not to exceed 40%	24%

Value of Unencumbered Assets to Unsecured Debt	at least 135%	224%

Fixed Charge Coverage Ratio	at least 1.5x	1.7	x

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2010	2009		2008
DIVIDEND PAYOUT RATIO:
Common Share Dividends and Operating Partnership Interests	$15.1	$64.7	(1)	$249.8
Operating FFO Available to Common Shareholders	$193.4	$443.2		$398.0

	7.8%	14.6	%(1)	62.8%

	Rating	Outlook
CREDIT RATINGS:
Moody’s	Baa3	negative
Fitch	BB	stable
S&P	BB	negative

(1)	Includes issuance of common shares with an aggregate value of $50.8 million resulting in an actual cash payout ratio of 3.1% in 2009.

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Total Market Capitalization as of September 30, 2010
(In Millions)

	September 30, 2010		December 31, 2009
		Percentage of		Percentage of
	Amount	Total	Amount	Total
Common Shares Equity	$2,878.5	36%	$1,870.9	25%
Perpetual Preferred Stock	555.0	7%	555.0	7%
Fixed-Rate Senior Convertible Notes	282.6	4%	410.6	5%
Fixed-Rate Unsecured Debt	1,463.8	19%	1,279.2	17%
Fixed-Rate Mortgage Debt	1,230.7	16%	1,594.2	22%
Variable-Rate Mortgage Debt	135.1	2%	319.7	4%
Variable-Rate Revolving Credit and Term Debt	1,183.1	15%	1,175.0	15%
Fixed-Rate Revolving Credit and Term Debt	100.0	1%	400.0	5%

Total	$7,828.8	100%	$7,604.6	100%

Debt to Market Capitalization	56.1%		68.1%
-	Market value ($11.22 per share as of September 30, 2010 and $9.26 per share as of December 31, 2009) includes common shares outstanding (256.2 million as of September 30, 2010 and 201.6 million as of December 31, 2009) and operating partnership units equivalent to approximately 0.4 million of the Company’s common shares in each year.

-	Does not include proportionate share of unconsolidated joint venture debt aggregating $841.6 million and $917.0 million at September 30, 2010 and December 31, 2009, respectively.

-	Consolidated debt includes 100% of consolidated joint venture debt of which the joint venture partners’ share is $22.1 million and $142.3 million at September 30, 2010 and December 31, 2009, respectively.

-	During the third quarter of 2010, 26 assets were placed in the control of a court appointed receiver, 25 of which are assets formerly occupied by Mervyns which are owned by the MDT MV LLC joint venture. The entities that hold the assets and nonrecourse mortgage loans were deconsolidated for accounting purposes. This deconsolidation resulted in a decrease of consolidated debt of $237.4 million from September 30, 2010 as compared to December 31, 2009 of which the joint partners’ share was $112.7 million.

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010

	Quarter ended	Year ended
(In Millions)	September 30, 2010	December 31, 2009
Debt to EBITDA — consolidated
EBITDA:
Net loss attributable to DDR	$(14.3)	$(356.6)

Adjustments:
Impairment charges	5.1	80.6
Non-cash change in control charge	—	15.4
Depreciation and amortization	54.9	227.2
Depreciation attributable to non-controlling interests	(0.3)	(2.6)
Interest expense	53.8	237.9
Interest expense attributable to non-controlling interests	(1.2)	(6.4)
Gain on redemption of joint venture interests	—	(23.9)
Loss on equity derivative instruments	11.3	199.8
Other expenses, net	3.9	29.4
Other expenses attributable to non-controlling interests	(0.2)	—
Equity in net loss of joint ventures	4.8	9.7
Impairment of joint venture investments	—	184.6
Gain on debt retirement, net	(0.3)	(145.1)
Income tax expense (benefit)	1.1	(0.7)
EBITDA adjustments from discontinued operations (1)	(1.0)	112.4
Gain on disposition of real estate, net	(0.2)	(9.1)
Impairment charges applicable to non-controlling interests	—	(35.2)

EBITDA before JVs	$117.4	$517.5
Pro rata share of JV FFO	10.5	43.7
Pro rata share of JV impairments, loss on disposition and derivative gains/losses	3.1	19.0

EBITDA Consolidated	$131.0	$580.1
EBITDA Consolidated — annualized	$524.0	n/a

Consolidated indebtedness	$4,395.3	$5,178.7
Non-controlling interests’ share of consolidated debt	(22.1)	(142.3)

Total consolidated indebtedness	$4,373.2	$5,036.4
Cash and restricted cash	(35.7)	(96.2)

Total consolidated indebtedness, net of cash	$4,337.5	$4,940.2

Gross Debt/EBITDA — consolidated	8.28	8.52

Ratio reflects Company’s consolidated EBITDA and pro rata share of JV FFO. The JV FFO, which is net of interest expense, reflects the earnings available to the Company to service consolidated debt. In addition, the JV debt is generally non-recourse to the Company. Operations for the month of September and debt for the quarter ended September 30, 2010 relating to the Mervyns Joint Venture have been excluded from this calculation due to the deconsolidation of the joint venture.

Debt to EBITDA — pro rata
EBITDA before JVs	$117.4	$517.5
Pro rata share of JV EBITDA	27.4	125.8

EBITDA including pro rata share of JVs	$144.8	$643.3
EBITDA including pro rata share of JVs — annualized	$579.2	n/a

Total consolidated indebtedness, net of cash	$4,337.5	$4,940.2
Pro rata share of JV debt (2)	841.6	917.0

Total pro rata indebtedness	$5,179.1	$5,857.2
Pro rata share of cash and restricted cash	(29.9)	(40.4)

Pro rata indebtedness, net of cash	$5,149.2	$5,816.8

Gross Debt/EBITDA — pro rata	8.89	9.04

Ratio includes Company’s pro rata share of JV EBITDA and the Company’s pro rata share of JV debt outstanding. Operations for the month of September and debt for the quarter ended September 30, 2010 relating to the Mervyns Joint Venture have been excluded from this calculation due to the deconsolidation of the joint venture.

Notes:

(1)	Discontinued operations includes the following EBITDA adjustments:
	Impairment charges	$2.0	$74.1
	Gain on deconsolidation of interests	(5.2)	—
	Interest expense, net	2.5	7.5
	Depreciation and amortization	0.6	6.8
	(Gain) Loss on disposition of real estate, net	(0.9)	24.0

		$(1.0)	$112.4

(2) Includes $54.0 million representing the Company’s proportionate share of non recourse debt associated with equity method joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Significant Accounting Policies
Revenues
•	Percentage and overage rents are recognized after the tenants reported sales have exceeded the applicable sales breakpoint.

•	Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the provisions of tenants’ leases.

•	Lease termination fees are included in other income and recognized upon termination of a tenant’s lease, which generally coincides with the receipt of cash.

•	Base rental revenue includes income from ground leases of $14.6 million for the nine months ended September 30, 2010.
General and Administrative Expenses
•	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred. For the nine months ended September 30, 2010, the Company expensed $6.4 million in internal leasing costs. All internal and external costs associated with acquisitions are expensed as incurred. The Company does not capitalize any executive officer compensation.
Deferred Financing Costs
•	Costs incurred in obtaining long-term financing are included in deferred charges and are amortized over the terms of the related debt agreements; such amortization is reflected as interest expense in the consolidated statements of operations.
Real Estate
•	Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property’s estimated undiscounted future cash flows, including estimated proceeds from disposition.

•	Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	15 to 31 years
Furniture/Fixtures	Useful lives, which approximate lease
and Tenant Improvements	terms, where applicable

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Significant Accounting Policies (Continued)
•	Expenditures for maintenance and repairs are charged to operations as incurred. Renovations that improve or extend the life of the asset are capitalized.

•	Construction in progress includes shopping center developments and significant expansions and redevelopments.
Capitalization
•	The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed or suspended and the property is available for occupancy by tenants.

•	Interest and real estate taxes incurred during the construction period are capitalized and depreciated over the building life.

	Nine Months
	Ended
	September 30,	Year Ended December 31,
Capitalized Costs (In Millions)	2010	2009	2008
Interest expense	$9.5	$21.8	$41.1
Construction administration costs	$7.0	$10.9	$13.9
•	For the nine months ended September 30, 2010, the Company expensed $4.5 million in operating costs relating to development projects that have been suspended.
Gain on Sales of Real Estate
•	Gain on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers is recognized at closing when the earnings process is deemed to be complete.

•	Gains or losses on the sale of operating shopping centers are reflected as discontinued operations.

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Other Real Estate Information
Total Capital Expenditures
•	The Company incurred the following estimated leasing and maintenance capital expenditures including costs associated with anchor store re-tenanting related to major tenant bankruptcies.

		Unconsolidated
	Consolidated	at Prorata
	Nine Months	Nine Months
	Ended	Ended
Capital Expenditures (In Millions)	September 30, 2010	September 30, 2010
Leasing	$42.1	$3.1
Maintenance	5.0	0.4

Total Capital Expenditures	$47.1	$3.5

Per Square Foot of Owned GLA
Leasing	$0.84	$0.07
Maintenance	0.10	0.01

Total Capital Expenditures	$0.94	$0.10

Undeveloped Land
•	Included in Land is undeveloped real estate, comprised primarily of outlots or expansion pads adjacent to the shopping centers owned by the Company.

•	At December 31, 2009, the Company estimated the value of its consolidated and proportionate share of joint venture undeveloped land adjacent to existing shopping centers to be approximately $40 million. This value has not been adjusted to reflect changes in market activity subsequent to December 31, 2009.
Non-Income Producing Assets
•	There are 10 consolidated shopping centers, excluding the Company’s corporate headquarters, totaling 0.7 million square feet with a land and building cost basis of approximately $100 million considered non-incoming producing at September 30, 2010.

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Same Store NOI
(In Millions)
Same Store Net Operating Income (NOI) represents shopping center assets owned for comparable periods (15 months for quarter comparison and 24 months for full year comparison). Same Store NOI excludes the following:
-	Assets under development or redevelopment

-	Straight-line rental income and expense

-	Income related to lease terminations

-	Provisions for uncollectible amounts and/or recoveries thereof

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2010	2009			2010	2009
Total Same Store NOI	$218.3	$214.0	(1)	2.0%	$653.9	$651.8	(1)	0.3%
Property NOI from other operating segments	(26.2)	(46.5)			(70.8)	(146.8)

Combined NOI — DDR & Joint Ventures	$244.5	$260.5			$724.7	$798.6

Reconciliation to Income Statement

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2010	2009		2010	2009
Total Revenues — DDR	$198.8	$195.7		$600.8	$595.2
Total Revenues — Combined Joint Ventures	169.7	206.4	(1)	507.8	617.3	(1)
Operating and Maintenance — DDR	(33.7)	(34.5)		(104.6)	(99.7)
Real Estate Taxes — DDR	(29.5)	(26.0)		(82.5)	(76.8)
Operating and Maintenance and Real Estate Taxes- Combined Joint Ventures	(60.8)	(81.1	) (1)	(196.8)	(237.4	) (1)

Combined NOI — DDR & Joint Ventures	$244.5	$260.5		$724.7	$798.6

(1)	The actual combined joint venture results for the three and nine months ended September 30, 2009 include the activity of the MDT US LLC joint venture. However, for purposes of calculating the Same Store NOI, the results of the assets within the MDT US LLC joint venture not retained by the Company after the redemption were excluded for 2009.

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
(In Millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
FUNDS FROM OPERATIONS:
Net Loss Applicable to Common Shareholders	$(24.9)	$(148.4)	$(156.8)	$(308.7)
Depreciation and Amortization of Real Estate Investments	53.0	51.6	161.8	170.2
Equity in Net Income From Joint Ventures	4.8	0.2	3.8	8.6
Joint Venture Funds From Operations	10.5	13.6	32.3	32.6
Non-Controlling Interests (OP Units)	—	—	—	0.1
Gain on Sales of Real Estate	(6.3)	(7.1)	(8.4)	(19.4)

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	$37.1	$(90.1)	$32.7	$(116.6)

Preferred Dividends	10.6	10.6	31.7	31.7

FUNDS FROM OPERATIONS	$47.7	$(79.5)	$64.4	$(84.9)

OPERATING FFO:
Non-cash impairment charges — consolidated assets	$5.1	$0.5	$78.2	$12.7
Less portion of impairment charges allocated to non-controlling interests	—	—	(31.2)	(31.4)
Executive separation charge	—	—	2.1	—
Gain on debt retirement, net	(0.3)	(23.9)	(0.3)	(142.4)
Non-cash loss on equity derivative instruments related to Otto investment	11.3	118.2	14.6	198.2
Litigation, debt extinguishment costs and other expenses, net of tax	3.9	—	16.0	—
Loss on asset sales and impairment charges — equity method investments	3.0	0.7	6.4	16.4
Consolidated loss on sales and impairment charges — discontinued operations	7.3	5.2	75.3	171.9
FFO associated with Mervyns joint venture, net of non-controlling interest	1.0	—	4.8	—
Gain on deconsolidation of interests, net	(5.2)	—	(5.2)	—
Non-cash change in control compensation charge	—	4.9	—	15.4
(Gain) loss on sale of MDT units, net loan loss reserve and other expenses	—	(2.2)	—	9.6
Non-cash impairment charge — equity method investments	—	61.2	—	101.6

TOTAL NON-OPERATING ITEMS	$26.1	$164.6	$160.7	$352.0
FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	37.1	(90.1)	32.7	(116.6)

OPERATING FFO AVAILABLE TO COMMON SHAREHOLDERS	$63.2	$74.5	$193.4	$235.4

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Income)/Expense		(Income)/Expense
ADDITIONAL NON-CASH DISCLOSURES:
Below Market Rent Revenue*	$(0.1)	$(0.1)	$(0.3)	$(0.4)
Debt Premium Amortization Revenue*	(0.7)	(0.9)	(2.3)	(2.7)
Convertible Debt Accretion Expense	1.4	2.7	5.2	9.8
Straight-Line Rent Revenue	(0.4)	(1.1)	(1.7)	(2.5)
Straight-Line Ground Rent Expense*	0.5	0.6	1.5	1.4
Joint Venture Straight-Line Rent Revenue	0.9	1.4	3.0	3.0
DDR’s Proportionate Share of Straight-Line Rent Revenue	0.1	0.2	0.4	0.3

*	Prorata share of joint venture is deminis

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Consolidated Transactional Income
(In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Included in FFO:
Gain (Loss) on Dispositions, Net of Tax	$124	$(246)	$(567)	$502
Loss on Sales from Discontinued Operations	(5,457)	(2,646)	(10,742)	(38,954)
Land Sale Gain	28	7,338	374	7,304

	$(5,305)	$4,446	$(10,935)	$(31,148)

NOT Included in FFO:
Gain (Loss) on Dispositions, Net of Tax	$(7)	$36	$254	$416
Gain on Sales from Discontinued Operations	6,346	7,094	8,140	18,989

	$6,339	$7,130	$8,394	$19,405	FFO Reconciliation

Reconciliation to Income Statement

Gain on Disposition of Real Estate, Net of Tax
Gain (Loss) on Dispositions, Net of Tax	$124	$(246)	$(567)	$502
Land Sale Gain	28	7,338	374	7,304
Gain (Loss) on Dispositions, Net of Tax	(7)	36	254	416

	$145	$7,128	$61	$8,222	Consolidated Income Statement

Gain (Loss) on Disposition of Real Estate From Discontinued Operations, Net of Tax
Gain (Loss) on Sales from Discontinued Operations	$889	$4,448	$(2,602)	$(19,965)	(Footnote J to the Press Release)

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Joint Venture Transactional Income
(In Thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Included in FFO:
Gains on Dispositions, Net of Tax	$—	$—	$—	$—
Loss on Sales from Discontinued Operations	(13,340)	(13,767)	(25,350)	(19,852)
Land Sale Gain (Loss)	—	(74)	17	(26,815	) (1)

	$(13,340)	$(13,841)	$(25,333)	$(46,667)

DDR’s Proportionate Share (1)	$(2,800)	$(521)	$(4,136)	$(1,429)

NOT Included in FFO:
Gains (Loss) on Dispositions, Net of Tax	$—	$—	$—	$—
Gain on Sales from Discontinued Operations	—	—	47	—

	$—	$—	$47	$—

DDR’s Proportionate Share	$—	$—	$—	$—

Reconciliation to Income Statement

Gain on Sales of Real Estate, Net of Tax
Land Sale Gain (Loss)	$—	$(74)	$17	$(26,815	) (1)
Gains (Loss) on Dispositions, Net of Tax	—	—	—	—

	$—	$(74)	$17	$(26,815)		Loss on Disposition of Assets

Gain (Loss) on Disposition of Real Estate From Discontinued Operations, Net of Tax
Gain (Loss) on Sales from Discontinued Operations	$(13,340)	$(13,767)	$(25,303)	$(19,852)		Loss on Disposition of Discontinued Operations, Net of Tax

(1)	Included in loss of disposition of assets for the nine months ended September 30, 2009 is the Company’s transfer of its interest in a Coventry II Fund asset.

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Joint Venture Investment Summary (1)

					All Values at 100%
					(In Millions)
					Gross	Total	Gross
		DDR	Number of		Leasable	Annualized	Asset Book
Legal Name	Partner(s)	Ownership %	Properties		Area	Rent	Value	Debt
Unconsolidated Joint Ventures

DDRTC Core Retail Fund, LLC	An Affiliate of TIAA-CREF	15%	49		12.2	$138.7	$2,344.9	$1,230.6

DDR Domestic Retail Fund I	Various Institutional Investors	20%	63		8.3	92.8	1,469.8	965.8

Sonae Sierra Brasil BV Sarl	Sonae Sierra, SGPS, SA	47.8%	10		3.8	105.6	638.1	94.8

DDRA Community Centers Five, L.P.	DRA Advisors	50%	5		1.8	25.1	241.4	280.0

Coventry II Joint Ventures	Coventry II Fund	10% - 20%	47	(2)	5.4	55.5	855.9	625.0

RVIP Structures/DPG Realty Holdings LLC	Prudential RE Advisors/Prudential Insurance	10% - 25.75%	6		1.2	21.1	223.0	132.2

DDR-SAU Retail Fund, LLC	Special Account-U, L.P. (State of Utah)	20%	28		2.4	23.6	309.9	196.3

DDR Markaz II LLC	Kuwait Financial Centre	20%	13		1.6	15.6	206.2	150.5

TRT DDR Venture I General Partnership	TRT-DDR Joint Venture I Owner LLC	10%	3		0.5	9.1	160.2	110.0

Other Unconsolidated JV Interests	Various	Various	22		3.0	28.0	339.1	211.9

Total Unconsolidated Joint Ventures			246		40.2	$515.1	$6,788.5	$3,997.1

(1)	DDR’s investment in joint ventures may be recorded at different amounts than the proportionate equity on the joint ventures’ balance sheet.

(2)	Includes one asset in which development was suspended.

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Joint Venture Combining Financial Statements
(In Millions)
Combining Balance Sheets

	Total Unconsolidated JVs	DDR’s Proportionate Share
Real estate assets	$6,788.5	$1,492.6
Accumulated depreciation	(707.0)	(178.5)

Real estate, net	6,081.5	1,314.1

Receivables, net	126.4	34.8
Other assets, net	316.5	85.6
Disproportionate share of equity	—	(34.0	) (1)

	$6,524.4	$1,400.5

Mortgage debt (2)	$3,997.1	$841.6
Amounts payable to DDR	85.8	10.6
Other liabilities	211.4	55.5

	4,294.3	907.7
Accumulated equity	2,230.1	526.8
Disproportionate share of equity	—	(34.0	) (1)

	$6,524.4	$1,400.5

Combining Statements of Operations

	Total Unconsolidated JVs		DDR’s Proportionate Share
	Nine-Month Period	Three-Month Period	Three-Month Period
	Ended September 30, 2010	Ended September 30, 2010	Ended September 30, 2010
Revenues from operations	$507.8	$169.7	$42.4
Rental operation expenses	(196.8)	(60.8)	(14.2)
Impairment charges	(19.7)	(8.8)	(1.0)

Net operating income	291.3	100.1	27.2
Depreciation and amortization expense	(143.2)	(47.7)	(10.1)
Interest expense	(174.3)	(54.0)	(11.6)

(Loss) income before gain on sale of real estate	(26.2)	(1.6)	5.5
Income tax expense	(13.9)	(4.1)	(2.1)
Discontinued operations	(4.1)	(2.2)	—
Loss on disposition of discontinued operations	(25.3)	(13.3)	(2.8)
Gain (loss) on sale of real estate	—	—	—
Disproportionate share of income	—	—	(4.8)

Net income (loss)	$(69.5)	$(21.2)	$(4.2)

DDR ownership interests	$(4.4)	$(4.2)	$(4.2)
Amortization of basis differential	0.6	(0.6)	—

	$(3.8)	$(4.8)	$(4.2)

Funds From Operations

Net loss	$(69.5)	$(21.2)	$(4.2)
Depreciation of real property	149.8	47.3	9.7
Gain on sale of real estate	(47.0)	—	—
Disproportionate share of income	—	—	5.0 (1)

	$33.3	$26.1	$10.5

DDR ownership interests	$32.3	$10.5

(1)	Adjustments represent the effect of promoted equity structures and minority interests.

(2)	Includes approximately $314.7 million of non recourse debt of which the Company’s proportionate share is $54.0 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Property Acquisitions
There were no third party acquisitions for the nine months ended September 30, 2010.
Property Dispositions

			DDR’s		(In Thousands)	(In Millions)
Disposition			Effective		Total	Gross	Relinquished
Date	Location	Property Name	Ownership	Joint Venture	GLA	Sales Price	Debt
01/10	Carson City, NV	Former Mervyns	50%	MDT MV	60.5	$4.0	$4.0
01/10	Lynchburg, VA	Candlers Station	100%	—	270.8	16.2	—
01/10	Tampa, FL	Town ’N Country Promenade	100%	—	134.5	7.8	—
02/10	Covington, LA	Covington Corners	100%	—	15.6	2.4	—
03/10	Detroit, MI	Bel-Air Centre	100%	—	445.3	0.6	—
03/10	Various	Portfolio of 16 assets	15%	DDRTC Core	3,588.7	424.3	386.4
04/10	Macon, GA	Former Kmart	100%	—	102.1	1.5	—
04/10	Baton Rouge, LA	Former Service Merchandise	20%	Coventry II	90.0	1.3	1.7
04/10	Burbank, IL	Former Service Merchandise	20%	Coventry II	27.2	0.2	1.0
05/10	Lexington, KY	South Farm Marketplace	100%	—	17.8	2.3	—
05/10	Niagara Falls, NY	Regal Cinemas	100%	—	43.2	5.6	—
06/10	Various	Portfolio of six assets	10%	DPG Holdings	703.2	42.6	4.6
06/10	San Diego, CA	Former Mervyns	50%	MDT MV	75.2	7.0	7.0
06/10	Fairfield, CA	Former Mervyns	50%	MDT MV	89.2	7.0	7.0
06/10	W. Covina, CA	Former Mervyns	50%	MDT MV	79.8	9.0	9.0
06/10	Dansville, NY	Tops Plaza	100%	—	74.0	4.7	—
07/10	Salt Lake City, UT	Family Place at 3300 South	100%	—	34.2	1.5	—
07/10	El Cajon, CA	Former Mervyns	50%	MDT MV	85.7	3.0	3.0
07/10	Schertz, TX	Undeveloped Land	100%	—	—	7.9	—
08/10	Various	Portfolio of five assets	100%	—	59.0	12.7	—
08/10	Steubenville, OH	Lowe’s	100%	—	130.5	9.4	—
08/10	Berlin, VT	Berlin Mall	100%	—	174.6	13.7	—
08/10	Lancaster, CA	Valley Central	21%	PRU	370.9	27.2	17.4
08/10	Las Vegas, NV	Former Mervyns	50%	MDT MV	75.7	5.6	5.6
08/10	Union City, GA	Shannon Square	100%	—	100.0	3.1	—
Various	Various	Outparcels	100%	—	—	3.5	—

Total Dispositions					6,847.7	$624.1	$446.7

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
($ in millions, GLA in thousands)
Summary of Wholly-Owned and Consolidated Land Held for Development and Construction in Progress

	As of September 30, 2010			2010 Activity
				Net	Net	Placed	To Be Placed
				Expenditures	Expenditures	In Service	In Service
	Land	CIP	Total	Year to Date	4Q 2010	Year to Date	4Q 2010
Ground up Development Projects in Progress	$44.9	$84.7	$129.6	$19.7	$(2.6)	$—	$24.3
Ground up Development Projects Primarily on Hold	360.0	177.4	537.4	(6.7)	(0.3)	—	—
Substantially Completed Projects Pending Lease up	35.0	61.0	96.0	8.2	0.5	14.7	7.7
Expansion, Redevelopment, and Retenanting Projects	2.0	52.7	54.7	55.9	18.7	49.1	31.4

Total	$441.9	$375.8	$817.7	$77.1	$16.3	$63.8	$63.4

Summary of Significant Wholly-Owned and Consolidated Development Projects in Progress

					Cost	Assets	Initial
		Total	Owned	Estimated	Incurred	Placed in	Anchor
Location	Project Name	GLA	GLA	Net Cost	To Date	Service	Opening	Major Anchors
Boise (Nampa), ID	Nampa Gateway Center	830.9	419.3	$126.7	$123.0	$44.8	2H 07	JC Penney, Macy’s, The Sports Authority, Idaho Athletic Club, Regal Cinemas

Austin (Kyle), TX (1)	Kyle Marketplace	805.6	443.1	77.3	60.9	9.4	2H 09	Target, Kohl’s

		1,636.5	862.4	$204.0	$183.9	$54.2

Total Land Held for Development and CIP for ground up development projects in progress at September 30, 2010:						$129.6

(1)	Consolidated 50% Joint Venture
Summary of Significant Wholly-Owned and Consolidated Expansion, Redevelopment, and Retenanting Projects

					Cost	Assets	Initial
		Total	Owned	Estimated	Incurred	Placed in	Anchor
Location	Project Name	GLA	GLA	Net Cost	To Date	Service	Opening	Major Anchors
Miami (Plantation), FL	The Fountains	273.4	273.4	$51.6	$37.8	$18.1	2H 09	Kohl’s, Dick’s Sporting Goods, Marshalls/HomeGoods

CIP for Plantation, FL:						$19.7
CIP for other expansion, redevelopment, and retenanting projects:						35.0

Total amount included in CIP at September 30, 2010 for expansion, redevelopment, and retenanting projects:						$54.7

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
($ in millions, GLA in thousands)
Summary of Joint Venture Land Held for Development and Construction in Progress

	As of September 30, 2010			2010 Activity
				Net	Net	Placed	To Be Placed
				Expenditures	Expenditures	In Service	In Service
	Land	CIP	Total	Year to Date	4Q 2010	Year to Date	4Q 2010
Ground up Development Projects in Progress	$9.2	$31.3	$40.5	$26.8	$17.5	$—	$—
Land Held for Development	19.6	20.5	40.1	2.5	4.1	—	—
Ground up Development Projects Primarily on Hold	23.3	1.8	25.1	0.3	0.3	—	—
Substantially Completed Projects Pending Lease up	2.1	35.3	37.4	9.6	1.9	27.3	5.1
Expansion, Redevelopment, and Retenanting Projects	—	30.2	30.2	28.6	18.1	15.6	29.9

Total	$54.2	$119.1	$173.3	$67.8	$41.9	$42.9	$35.0

Summary of Significant Joint Venture Development Projects in Progress

		DDR’s				Cost	Assets	Initial
		Effective	Total	Owned	Estimated	Incurred	Placed in	Anchor
Location	Project Name	Ownership	GLA	GLA	Net Cost	To Date	Service	Opening	Major Anchors
Uberlandia, Brazil	Patio Uberlandia	47.8%	509.9	509.9	$105.1	$40.5	$—	2H 11	Walmart, Cinemark, Centuaro, Leroy Merlin

			509.9	509.9	$105.1	$40.5	$—

Total Land Held for Development and CIP for ground up development projects in progress at September 30, 2010:							$40.5

Summary of Significant Joint Venture Expansion, Redevelopment and Retenanting Projects

		DDR’s				Cost	Assets	Initial
		Effective	Total	Owned	Estimated	Incurred	Placed in	Anchor
Location	Project Name	Ownership	GLA	GLA	Net Cost	To Date	Service	Opening	Major Anchors
Casselberry, FL	Casselberry Commons	20.0%	90.4	90.4	$8.7	$5.1	$—	2H 10	Publix Supermarket, TJ Maxx
Sao Bernardo do Campo, Brazil	Metropole Shopping Center	47.8%	93.7	68.0	25.5	4.7	—	1H 11	Etna, Fast Shop, PlayArte
Campinas, Brazil	Parque Dom Pedro Shopping Center	37.3%	58.7	58.7	11.8	6.7	—	2H 10	Fast Shop, Luiggi Bertolli, Siberian

			242.8	217.1	$46.0	$16.5	$—

CIP for projects listed above							$16.5
CIP for other expansion, redevelopment, and retenanting projects:							13.7

Total amount included in CIP at September 30, 2010 for expansion, redevelopment, and retenanting projects:							$30.2

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Ground up Development Projects Primarily on Hold

	DDR’s Effective
MSA (Location)	Ownership	Total Acreage
Ukiah (Mendocino), CA	50%	75.7
New Haven (Guilford), CT	100%	26.0
Orlando (Lee Vista), FL	100%	74.3
Tampa (Brandon), FL	100%	46.3
Tampa (Wesley Chapel), FL	100%	10.0
Atlanta (Douglasville), GA	100%	28.5
Chicago (Grayslake), IL	50%	106.0
Kansas City (Merriam), KS	100%	35.1
Boston, MA (Seabrook, NH)	100%	50.9
Gulfport, MS	100%	86.2
Raleigh (Apex), NC	100%	52.6
Oconomowoc, WI	50%	121.6
Isabela, Puerto Rico	80%	11.1
Toronto (Brampton), CAN	50%	43.0
Toronto (East Gwillimbury — Bayview/Greenlane), CAN	50%	39.0
Toronto (East Gwillimbury — Hwy 404/Greenlane East), CAN	50%	44.0
Toronto (East Gwillimbury — Hwy 404/Greenlane West), CAN	50%	29.0
Toronto (Richmond Hill), CAN	50%	52.0
Togliatti, Russia	75%	61.2
Yaroslavl, Russia	75%	8.0
Other Misc. Land (9 sites)	100%	Various

		1,007.6

	(In Millions)
Total amount for wholly-owned and consolidated projects included in Land Held for Development and CIP at September 30, 2010:	$537.4	(1)
Total amount for joint venture projects included in Land Held for Development and CIP at September 30, 2010:	25.1

Total Land Held for Development and CIP at September 30, 2010:	$562.5

(1)	Includes partners’ ownership interest of $120.1 million and minority interest of $30.9 million.

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Total Portfolio Characteristics

Shopping Centers and Interests in Retail Assets	586

Business Centers	6

Million Square Feet Owned and Managed (Total)	134

Million Square Feet Owned (Total)	94

Million Square Feet Owned (Pro Rata)	60

Core Portfolio % Leased	92.0%

Core Portfolio % Leased including Brazil	92.2%
Prime Portfolio Characteristics
Our Prime portfolio is comprised of market dominant shopping centers with high quality tenants located in attractive markets with strong demographic profiles. It is a subset of the total portfolio.

Shopping Centers	265

Million Square Feet (Total)	80

% of Total Portfolio NOI	82.6%

Prime Portfolio % Leased	93.6%

Prime Portfolio % Leased including Brazil	93.9%
Total Portfolio GLA Concentration

		GLA	Percentage of
		(in Millions)	Total GLA
1.	Georgia	13.6	10.2%
2.	Florida	12.5	9.4%
3.	Ohio	9.3	7.1%
4.	New York	8.9	6.8%
5.	North Carolina	8.5	6.5%
6.	Texas	6.6	5.0%
7.	Puerto Rico	5.0	3.8%
8.	South Carolina	4.9	3.7%
9.	Brazil	4.4	3.3%
10.	New Jersey	4.2	3.2%

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Sonae Sierra Brasil (SSB) Portfolio Characteristics
Sonae Sierra Brasil is a fully integrated owner, manager, and developer of shopping centers throughout Brazil. The joint venture was established between SSB and DDR in 2007. DDR’s ownership of SSB is 47.8%.

Shopping Centers (Development Sites)	10	(3)

Million Square Feet Owned and Managed (Total)	3.9

Million Square Feet Owned (Total)	3.8

Million Square Feet Potential Development	1.8

Total Annualized Rent (in millions)	$105.6

Average Rent Per Square Foot	$27.02

Portfolio % Leased	98.0%
Puerto Rico Portfolio Characteristics

Shopping Centers	15

Million Square Feet Owned and Managed (Total)	5.0

Million Square Feet Owned (Total)	4.1

Total Annualized Rent (in millions)	$80.2

Average Rent Per Square Foot	$16.15

Portfolio % Leased	97.0%
Trailing 12 Month NOI (DDR Share)

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Leased Rate and Average Annualized Base Rental Rates PSF (1)

	Number of	Core	Total Annualized Base Rent / S.F.
Period Ending	Properties	Leased Rate	Total	Shop Space

Q3 2010	492	92.0%	$12.44	$18.59
YE 2009	534	91.2%	$12.27	$18.26
YE 2008	611	92.6%	$12.34	$18.24
YE 2007	619	95.8%	$12.22	$17.92
YE 2006	370	96.2%	$11.57	$17.20
YE 2005	379	96.3%	$11.30	$16.63
YE 2004	373	95.4%	$11.13	$16.14
YE 2003	274	95.1%	$10.82	$15.55
YE 2002	189	95.9%	$10.58	$15.18
YE 2001	192	95.4%	$10.03	$14.02
YE 2000	190	96.9%	$9.66	$13.66
YE 1999	186	95.7%	$9.20	$12.69
YE 1998	159	96.5%	$8.99	$12.39
YE 1997	123	96.1%	$8.49	$11.69
YE 1996	112	94.8%	$7.85	$10.87
YE 1995	106	96.3%	$7.60	$10.54
YE 1994	84	97.1%	$5.89	$9.02
YE 1993	69	96.2%	$5.60	$8.56
YE 1992	53	95.4%	$5.37	$8.37

(1)	Figures exclude Brazil, Mervyns, Service Merchandise, development properties and managed but unowned properties.

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
(GLA and Total Rent in Thousands)
Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the lease to the new tenant’s annual base rent in the first year of the new lease. The calculation only includes deals that were executed within one year of the date that the prior tenant vacated.
Leasing Summary for Third Quarter 2010 (1)

							Change in
							Base Rent	Weighted
	Number		New Rent				Over Prior	Average	Tenant
	of		Year One	New Rent Year	Prior Rent		Rent in Comp	Lease Term	Improvements
	Leases	GLA	psf	One Total	psf	Prior Rent Total	Space	(in years)	psf

New leases
New leases for spaces vacant less than one year	62	273	$16.15	$4,409	$15.24	$4,161	6.0%	8.5	$12.49
New leases for spaces vacant more than one year	118	731	$11.34	$8,290	N/A	N/A	N/A	9.0	$12.39
Total new leases	180	1,004	$12.65	$12,698	$15.24	$4,161	6.0%	8.9	$12.42

Renewals	282	1,580	$13.83	$21,851	$13.40	$21,172	3.9%	4.1	—

Total / Average (new leases + renewals)	462	2,584	$13.37	$34,550	$9.80	$25,333	4.3%	6.0	$4.82

(1)	Excludes 36 leases aggregating 313,000 square feet signed on behalf of managed but unowned properties.
Leasing Summary for Year-To-Date 2010 (2)

							Change in
							Base Rent	Weighted
	Number		New Rent				Over Prior	Average	Tenant
	of		Year One	New Rent Year	Prior Rent		Rent in Comp	Lease Term	Improvements
	Leases	GLA	psf	One Total	psf	Prior Rent Total	Space	(in years)	psf

New leases
New leases for spaces vacant less than one year	203	821	$16.06	$13,183	$15.78	$12,952	1.8%	8.5	$16.85
New leases for spaces vacant more than one year	332	2,099	$11.88	$24,931	N/A	N/A	N/A	8.7	$8.42
Total new leases	535	2,920	$13.05	$38,114	$15.78	$12,952	1.8%	9.0	$10.79

Renewals	745	4,197	$13.24	$55,450	$12.96	$54,421	2.1%	4.2	—

Total / Average (new leases + renewals)	1,280	7,117	$13.15	$93,563	$9.47	$67,373	2.1%	6.1	$4.43

(2)	Excludes 92 leases aggregating 930,000 square feet signed on behalf of managed but unowned properties.
Figures exclude Brazil, Mervyns and managed but unowned properties.
Weighted Average Lease Term excludes renewal options.

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Leasing Summary of Formerly Vacant Spaces Over 20,000 Square Feet (1)

		Lease term
	GLA	(years) (2)

Leased in 2008	110,141	8.2

Leased in 2009	1,334,436	9.4

Leased Q1 2010	280,125	9.5

Leased Q2 2010	470,228	8.2

Leased Q3 2010	397,474	11.1

Total Leased 2008 – Q3 2010	2,592,404	9.4
Status of Re-Tenanting Spaces Formerly Occupied by Bankrupt Tenants (1)

	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010

Sold/Leased	18%	24%	30%	38%	43%
At-Lease	6%	2%	3%	7%	11%
At-LOI	28%	34%	30%	29%	21%

Total Activity	52%	60%	63%	74%	75%

(1)	Includes Linens ‘N Things, Circuit City, Goody’s and Steve & Barry’s; excludes Mervyns

(2)	Excludes renewal options

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Net effective rents are calculated with full consideration for all costs associated with leasing the space rather than prorata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord’s property value and typically extend the life of the asset in excess of the lease term.
Net Effective Rents Related to Leased Space (Owned Properties)

	Three Months
	Ended:	YTD Total /
	9/30/2010	Average
Number of lease transactions executed	462	1,280
Rentable square footage leased (in thousands)	2,583	7,117
Square footage of renewal deals (in thousands)	1,580	4,197
Square footage of new deals (in thousands)	1,004	2,920
Renewed square footage (% of total)	61.1%	59.0%
New leases square footage (% of total)	38.9%	41.0%

New Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$13.34	$13.08
Tenant allowance	(1.50)	(1.32)
Landlord work	(1.00)	(0.89)
Third party leasing commissions	(0.26)	(0.23)
Rent concessions	—	—

Equivalent net effective rent	$10.58	$10.64

Weighted average term in years	8.8	8.2

Renewal Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$13.92	$13.31
Tenant allowance	—	—
Landlord work	—	—
Third party leasing commissions	—	—
Rent concessions	—	—

Equivalent net effective rent	$13.92	$13.31

Weighted average term in years	4.1	4.2

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Lease Expirations by Year as of September 30, 2010 (1)

	Anchor Base Rent				Shop Space Base Rent
		Revenues		% of Total		Revenues		% of Total
Year	Leases	($M)	Avg. PSF	Revenue	Leases	($M)	Avg. PSF	Revenue

2010	13	$4.0	$9.10	0.4%	455	$22.1	$19.92	2.4%
2011	92	$28.3	$8.73	3.1%	1,360	$77.9	$18.27	8.6%
2012	121	$43.3	$8.54	4.8%	1,207	$73.5	$18.33	8.1%
2013	106	$35.3	$8.27	3.9%	1,074	$68.4	$18.27	7.5%
2014	141	$51.1	$8.58	5.6%	794	$51.3	$18.38	5.6%
2015	126	$49.5	$9.18	5.4%	665	$45.2	$17.36	5.0%
2016	99	$41.8	$9.65	4.6%	259	$26.1	$18.67	2.9%
2017	67	$33.3	$9.59	3.7%	159	$16.7	$20.55	1.8%
2018	56	$24.4	$9.12	2.7%	194	$21.4	$19.91	2.4%
2019	61	$32.5	$10.28	3.6%	145	$18.6	$18.92	2.0%

2010 - 2019 Subtotal	882	$339.5	$9.10	37.4%	6,312	$421.2	$18.74	46.3%

Total Rent Roll	1,042	$455.0	$9.24	50.1%	6,575	$453.9	$18.56	49.9%

(1)	Excludes Brazil

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Largest Tenants by Owned and Managed GLA (1)

		Total GLA		Owned GLA	Unowned	Unowned
	Total Units	(msf)	Owned Units	(msf)	Units	GLA (msf)

1. Walmart / Sam’s Club	84	13.2	34	5.0	50	8.2
2. Target	53	6.7	7	0.9	46	5.8
3. Lowe’s Home Improvement	30	4.1	12	1.6	18	2.5
4. Home Depot	34	3.8	8	0.9	26	2.9
5. Kohl’s	37	3.2	30	2.6	7	0.6
6. Kmart / Sears	33	2.9	32	2.7	1	0.2
7. Publix Supermarkets	52	2.4	49	2.2	3	0.2
8. TJX Companies	76	2.4	76	2.4	0	0.0
9. Kroger	36	2.0	35	1.9	1	0.1
10. PetSmart	76	1.7	76	1.7	0	0.0

(1)	Based on 100% ownership of all properties.

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Largest Tenants by GLA and Base Rental Revenues (1)

		% of
	Owned	Total	Credit Ratings		Base Rental	% of Total	Credit Ratings
Major Tenant (units)	GLA	GLA	(S&P/Moody’s)	Major Tenant (units)	Rev. ($M)	Base Rent	(S&P/Moody’s)

1. Walmart / Sam’s Club (34)	4.2	7.1%	AA / Aa2	1. Walmart / Sam’s Club (34)	$27.7	4.3%	AA / Aa2
2. Kmart / Sears (32)	1.7	2.9%	BB- / Ba2	2. TJX Companies (76)	$12.5	2.0%	A / A3
3. TJX Companies (76)	1.5	2.5%	A / A3	3. Bed Bath & Beyond (55)	$11.7	1.8%	BBB / NR
4. Lowe’s Home Improvement (12)	1.5	2.5%	A / A1	4. PetSmart (76)	$11.5	1.8%	BB / NR
5. Kohl’s (30)	1.5	2.5%	BBB+ / Baa1	5. Michael’s (63)	$10.0	1.6%	B- / B3
6. Bed Bath & Beyond (55)	1.0	1.7%	BBB / NR	6. Kohl’s (30)	$9.7	1.5%	BBB+ / Baa1
7. PetSmart (76)	0.9	1.5%	BB / NR	7. Lowe’s Home Improvement (12)	$9.1	1.4%	A / A1
8. Target (7)	0.9	1.5%	A+ / A2	8. Rite Aid (35)	$8.4	1.3%	B- / Caa2
9. Kroger (35)	0.9	1.5%	BBB / Baa2	9. GAP / Banana Republic / Old Navy (47)	$7.8	1.2%	BB+ / NR
10. J.C. Penney (19)	0.8	1.3%	BB+ / Ba1	10. OfficeMax (41)	$7.7	1.2%	B / B1
11. Michael’s (63)	0.8	1.3%	B- / B3	11. Ross Stores (47)	$7.5	1.2%	BBB / NR
12. Home Depot (8)	0.8	1.3%	BBB+ / Baa1	12. Dick’s Sporting Goods (33)	$7.3	1.1%	NR / NR
13. Toys R Us (29)	0.7	1.2%	B / B1	13. Tops Markets (17) (2)	$7.0	1.1%	B / NR
14. Dick’s Sporting Goods (33)	0.7	1.2%	NR / NR	14. Best Buy (22)	$6.8	1.1%	BBB- / Baa2
15. Ross Stores (47)	0.7	1.2%	BBB / NR	15. Kroger (35)	$6.8	1.1%	BBB / Baa2
16. Burlington Coat Factory (12)	0.7	1.2%	B- / B3	16. Kmart / Sears (32)	$6.7	1.0%	BB- / Ba2
17. OfficeMax (41)	0.6	1.0%	B / B1	17. Cinemark Theatre (14)	$6.7	1.0%	B+ / B1
18. Publix (49)	0.6	1.0%	B- / B3	18. Barnes & Noble (26)	$6.6	1.0%	NR / NR
19. Hobby Lobby (16)	0.6	1.0%	NR / NR	19. Staples (36)	$6.5	1.0%	BBB / Baa2
20. Dollar Tree Stores (93)	0.6	1.0%	NR / NR	20. Regal Cinemas (10)	$6.3	1.0%	B+ / B3

Subtotal 1-20	21.7	36.5%		Subtotal 1-20	$184.3	28.8%

Total Portfolio	59.5	100.0%		Total Portfolio	$640.6	100.0%

(1)	Based on 100% ownership of wholly-owned properties and pro rata ownership of joint venture properties.

(2)	15 leases are guaranteed by Koninklijke Ahold NV, rated BBB / Baa3.

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Summary of Consolidated Debt
(In Millions)

		December 31, 2009		September 30, 2010
	December 31, 2009	DDR Pro Rata	September 30, 2010	DDR Pro Rata
Total Debt Outstanding	Aggregate	Share	Aggregate	Share
Mortgage Loans Payable:
Fixed rate secured loans	$1,594.2	$1,479.9	$1,230.7	$1,220.8
Variable rate secured loans	319.7	291.6	135.1	122.9
Secured Term Loan	800.0	800.0	800.0	800.0
Unsecured Public Debt	1,689.8	1,689.8	1,746.4	1,746.4
Unsecured Credit Facilities	775.0	775.0	483.1	483.1

Total	$5,178.7	$5,036.3	$4,395.3	$4,373.2

	Scheduled	Secured	Unsecured
	Principal	Debt	Debt	Aggregate	DDR Pro Rata
Schedule of Maturities by Year (1)	Payments	Maturities	Maturities	Total	Share
2010	$7.1	$—	$—	$7.1	$7.1
2011	27.3	149.2	180.6	357.1	357.1
2012	27.2	904.5	418.2	1,349.9	1,327.8
2013	23.1	451.2	—	474.3	474.3
2014	14.7	370.6	483.1	868.5	868.5
2015	15.3	2.7	169.4	187.4	187.4
2016	12.9	2.3	298.6	313.8	313.8
2017	12.5	—	300.0	312.5	312.5
2018	8.7	—	82.2	90.9	90.9
2019	3.8	74.8	—	78.6	78.6
2020 and beyond	3.1	54.8	297.4	355.3	355.3

	$155.7	$2,010.1	$2,229.5	$4,395.3	$4,373.2

Percentage of Total Debt	December 31, 2009	September 30, 2010
Fixed	71.1%	70.0%
Variable	28.9%	30.0%

Percentage of Total Debt	December 31, 2009	September 30, 2010
Recourse to DDR	69.5%	70.2%
Non-recourse to DDR	30.5%	29.8%

(1)	Assumes borrower extension options are exercised.

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Summary of Joint Venture Debt
(In Millions)

		December 31, 2009		September 30, 2010
	December 31, 2009	DDR Pro Rata	September 30, 2010	DDR Pro Rata
Total Debt Outstanding	Aggregate	Share	Aggregate	Share
Mortgage Loans Payable:
Fixed rate secured loans	$3,807.2	$785.4	$3,305.9	$710.6
Variable rate secured loans	740.5	131.6	691.2	131.0

Total	$4,547.7	$917.0	$3,997.1	$841.6

	Scheduled	Mortgage
	Principal	Loan	Aggregate	DDR Pro Rata
Schedule of Maturities by Year (1)	Payments	Maturities	Total	Share
2010	$1.1	$141.1	$142.2	$24.4
2011	7.2	347.4	354.6	93.8
2012	5.9	1,468.9	1,474.8	337.1
2013	5.7	169.0	174.7	17.6
2014	5.7	150.5	156.2	31.1
2015	2.3	179.1	181.4	36.2
2016	2.4	—	2.4	0.4
2017	2.6	1,372.2	1,374.8	254.4
2018	1.9	—	1.9	0.3
2019	0.8	34.1	34.9	5.1
2020 and beyond	—	99.1	99.1	41.2

	$35.7	$3,961.4	$3,997.1	$841.6

Percentage of Total Debt	December 31, 2009	September 30, 2010
Fixed	83.7%	82.7%
Variable	16.3%	17.3%

Percentage of Total Debt	December 31, 2009	September 30, 2010
Recourse to DDR	4.8%	5.2%
Non-recourse to DDR	95.2%	94.8%

(1)	Assumes borrower extension options are exercised.

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Consolidated Debt Detail
(In Millions)

	Loan		DDR	Final Maturity	Interest
	Balance		Proportionate Share	Date (1)	Rate (2)
SENIOR DEBT
Unsecured Credit Facilities:
$950 Million Revolving Credit Facility	$463.6		$463.6	02/14	LIBOR + 275
$65 Million Revolving Credit Facility	19.5		19.5	02/14	LIBOR + 275
Secured Credit Facility:
$800 Million Term Loan	800.0		800.0	02/12	LIBOR + 120

Total Term and Credit Facility Debt	$1,283.1		$1,283.1

PUBLIC DEBT
Medium Term Notes	$93.0		$93.0	04/11	5.25
Convertible Notes	87.6	(3)	87.6	08/11	3.50
Convertible Notes	195.0	(4)	195.0	03/12	3.00
Medium Term Notes	223.2		223.2	10/12	5.38
Medium Term Notes	169.4		169.4	05/15	5.50
Medium Term Notes	298.6		298.6	03/16	9.63
Medium Term Notes	300.0		300.0	04/17	7.50
Medium Term Notes	82.2		82.2	07/18	7.50
Medium Term Notes	297.4		297.4	09/20	7.88

Total Public Debt	$1,746.4		$1,746.4

MORTGAGE DEBT (5)
Peach Street Square I & II, Erie, PA	$23.8		$23.8	04/11	6.88
Southland Crossings, Boardman, OH	22.2		22.2	04/11	6.88
The Promenade at Brentwood, St. Louis, MO	21.3		21.3	04/11	6.88
Centennial Promenade, Denver, CO	32.0		32.0	04/11	6.88
Merriam Village, Merriam, KS	14.7	(6)	14.7	05/11	LIBOR + 400
Union Town Center, Indian Train, NC	6.4		6.4	10/11	7.00
Westgate Plaza, Gates, NY	23.1		23.1	10/11	7.24
Ashtabula Commons, Ashtabula, OH	6.3		6.3	12/11	7.00
Kyle Crossing, Kyle, TX	24.4	(6)	12.2	01/12	LIBOR + 350
Paradise Village Gateway, Phoenix, AZ	30.0		20.1	03/12	5.39
University Hills, Denver, CO	25.3		25.3	07/12	7.30
N. Charleston Center, N. Charleston, SC	9.6		9.6	07/12	7.37
Cortez Plaza, Bradenton, FL	11.3		11.3	07/12	7.15
Walgreen’s, Dearborn Hts, MI	3.5		3.5	11/12	4.86
Walgreen’s, Livonia, MI	2.5		2.5	11/12	4.86
Walgreen’s, Westland, MI	2.6		2.6	03/13	4.86
Perimeter Pointe, Atlanta, GA	27.6	(6)	27.6	04/13	LIBOR + 350
Town Center Prado, Marietta, GA	0.1	(6)	0.1	04/13	LIBOR + 350
Plaza Escorial, Carolina, PR	57.5		57.5	04/13	5.00
Plaza Rio Hondo, Bayamon, PR	109.5		109.5	04/13	5.00
Paseo Colorado, Pasadena, CA	79.1		79.1	04/13	5.00
Meridian Crossroads & Family Center, Meridian, ID	37.2		37.2	04/13	5.00
University Center, Wilmington, NC	24.5		24.5	04/13	5.00
Aspen Grove, Littleton, CO	42.2		42.2	04/13	5.00
Victor Square, Victor, NY	6.1		6.1	04/13	5.80
DDRC Headquarters, Beachwood, OH	35.2		35.2	04/13	LIBOR + 110
Wrangleboro Consumer Sq. I & II, Mays Landing, NJ	38.8		38.8	05/13	6.99

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Consolidated Debt Detail (con’t)
(In Millions)

	Loan		DDR	Final Maturity	Interest
	Balance		Proportionate Share	Date (1)	Rate (2)
Monmouth Consumer Sq., W. Long Branch, NJ	6.4		6.4	07/13	8.57
Rotonda Plaza, Englewood, FL	0.9		0.9	07/13	5.80
Crossroads Center, Gulfport, MS	26.0		26.0	10/14	4.23
The Commons, Salisbury, MD	9.2		9.2	10/14	4.23
Chillicothe Place, Chillicothe, OH	4.5		4.5	10/14	4.23
Deer Valley Towne Center, Phoenix, AZ	18.6		18.6	10/14	4.23
Plaza at Sunset Hills, Sunset Hills, MO	29.6		29.6	10/14	4.23
North Pointe Plaza, North Charleston, SC	11.6		11.6	10/14	4.23
Wando Crossing, Mount Pleasant, SC	12.7		12.7	10/14	4.23
Brook Highland Plaza, Birmingham, AL	26.0		26.0	10/14	4.23
Mooresville Consumer Sq., Mooresville, NC	19.2		19.2	10/14	4.23
Town Center Plaza, Leawood, KS	53.5		53.5	10/14	4.23
Warner Robins Place, Warner Robins, GA	7.2		7.2	10/14	4.23
Cross Pointe Center, Fayetteville, NC	10.5		10.5	10/14	4.23
Overlook at Hamilton Place, Chattanooga, TN	10.5		10.5	10/14	4.23
Bermuda Square, Chester, VA	7.9		7.9	10/14	4.23
Home Depot Center, Orlando Park, IL	7.1		7.1	10/14	4.23
Delaware Consumer Square, Buffalo, NY	10.8		10.8	10/14	4.23
Hamilton Marketplace, Hamilton, NJ	43.8		43.8	10/14	4.23
Marketplace at Delta Twp, Lansing, MI	7.0		7.0	10/14	4.23
Clearwater Collection, Clearwater, FL	7.5		7.5	10/14	4.23
Wendover Village, Greensboro, NC	5.1		5.1	10/14	4.23
Lexington Place, Lexington, SC	4.6		4.6	10/14	4.23
Downtown Short Pump, Richmond, VA	13.2		13.2	10/14	4.23
Loisdale Center, Springfield, VA	11.7		11.7	10/14	4.23
Windsor Court, Windsor, CT	7.7		7.7	10/14	4.23
Abernathy Square, Atlanta, GA	12.8		12.8	10/14	4.23
Sam’s Club, Worcester, MA	5.7		5.7	10/14	4.23
Walmart Supercenter, Alliance, OH	7.6		7.6	10/14	4.23
Kroger, Allentown, PA	2.8		2.8	10/14	4.23
Reno Riverside, Reno, NV	3.1	(6)	3.1	02/15	Prime + 170
Hamilton Commons, Mays Landing, NJ	8.7		8.7	09/15	4.70
Tops Plaza, Lockport, NY	8.1		8.1	01/16	8.00
Merriam Town Center, Merriam, KS (TIF)	2.3		2.3	02/16	6.90
Freedom Plaza, Rome, NY	3.0		3.0	09/16	7.85
Walmart, Winston-Salem, NC	7.8		7.8	09/17	6.00
Thruway Plaza (Walmart), Cheektowaga, NY	3.4		3.4	10/17	6.78
Tops Plaza, Ithaca, NY	13.6		13.6	01/18	7.05
Walmart, Greenville, SC	7.4		7.4	02/18	6.00
Mohawk Commons, Niskayuna, NY	18.0		18.0	12/18	5.75
Lowes, Hendersonville, TN	6.8		6.8	01/19	7.66
Plaza Isabela, Isabela, PR	23.2		23.2	06/19	7.59
Plaza Cayey, Cayey, PR	22.0		22.0	06/19	7.59
Plaza Walmart, Guayama, PR	12.4		12.4	06/19	7.59
Plaza Fajardo, Fajardo, PR	26.4		26.4	06/19	7.59
Mariner Square, Spring Hill, FL	4.1		4.1	09/19	9.75
Northland Square, Cedar Rapids, IA	7.8		7.8	01/20	9.38
Connecticut Commons, Plainville, CT (TIF)	6.2		6.2	04/21	7.13

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Consolidated Debt Detail (con’t)
(In Millions)

	Loan	DDR	Final Maturity	Interest
	Balance	Proportionate Share	Date (1)	Rate (2)
West Valley Marketplace, Allentown, PA	14.4	14.4	07/21	6.95
Liberty Fair Mall, Martinsville, VA	18.5	18.5	12/29	10.46
Gulfport Promenade, Gulfport, MS	30.0	30.0	12/37	SIFMA + 5bp

Total Mortgage Debt	$1,365.8	$1,343.7

Total Consolidated Debt	$4,395.3	$4,373.2

			Wtd. Avg.	Wtd. Avg.
			Maturity	Interest Rate
Fixed Rate	$3,077.1	$3,067.2	4.4 years	6.19%
Variable Rate	1,318.2	1,306.0	2.7 years	2.18%

	$4,395.3	$4,373.2	3.9 years	4.99%

CUMULATIVE REDEEMABLE PREFERRED SHARES	Outstanding Amount
Class G - 8.0%	$180.0
Class H - 7.375%	205.0
Class I - 7.5%	170.0

$555.0
DERIVATIVE INSTRUMENTS

	Notional Amount	Underlying Debt Hedged	Rate Hedged	Fixed Rate	Termination Date
Interest Rate Swap	$100.0	Secured Credit Facility	1 mo. LIBOR	4.815%	February 21, 2012

Notes:

(1)	Assumes borrower extension options are exercised.

(2)	Interest rate figures reflect coupon rates of interest and do not include discounts or premiums. Annualized deferred finance cost amortization of approximately $13.0 million is offset by approximately $3.0 million of fair market value adjustments.

(3)	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $64.23 per share.

The principal balance on these notes is to be settled in cash. Included in this amount is $1.6 million recorded at September 30, 2010 for the accretion of the convertible debt to comply with accounting standards.

(4)	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $74.56 per share.

The principal balance on these notes is to be settled in cash. Included in this amount is $5.9 million recorded at September 30, 2010 for the accretion of the convertible debt to comply with accounting standards.

(5)	Mortgage debt listed on this schedule excludes an $11.1 million mortgage encumbering the Consumer Square West Shopping Center. This center was placed in the control of a court appointed receiver in July 2010 and the entity that holds the shopping center and nonrecourse mortgage loan was deconsolidated for accounting purposes. The Company is currently in negotiations with the lender to modify and/or terminate the receivership agreement, which could result in the Company obtaining control of the entity. Should this occur, the Company may be required to consolidate the nonrecourse obligation and real estate asset in subsequent periods.

(6)	The following loans have floor interest rates:

Loan	Floor
Merriam Village, Merriam, KS	1 month LIBOR of 1.00%
Kyle Crossing, Kyle, TX	4.00%
Perimeter Pointe, Atlanta, GA	1 month LIBOR of 2.00%
Town Center Prado, Marietta, GA	1 month LIBOR of 2.00%
Reno Riverside, Reno, NV	5.95%

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Joint Venture Debt Detail
(In Millions)

	Loan		DDR	Final Maturity	Interest
	Balance		Proportionate Share	Date (1)	Rate
DDRTC Core Retail Fund, LLC
DDRTC Holdings Pool 5, LLC (16 assets)	$186.0		$27.9	02/12	LIBOR + 65
DDRTC Holdings Pool 3, LLC (17 assets)	555.0		83.3	03/12	5.48
DDRTC Holdings Pool 1, LLC (9 assets)	350.2		52.5	03/17	5.45
DDRTC Holdings Pool 6, LLC
Aiken Exchange, Aiken, SC	7.4		1.1	05/10	9.37
Cox Creek Shopping Center, Florence, AL	13.8		2.1	03/12	7.09
Cypress Trace, Fort Myers, FL	16.0		2.4	04/12	5.00
Waterfront Marketplace, Homestead, PA	28.1		4.2	08/12	6.35
Waterfront Town Center, Homestead, PA	37.0		5.6	08/12	6.35
Creeks at Virginia Center, Glen Allen, VA	25.0		3.7	08/12	6.37
Willoughby Hills Shop Ctr, Willoughby Hills, OH	12.1		1.8	07/18	6.98

Total DDRTC Core Retail Fund LLC	$1,230.6		$184.6

DDR Domestic Retail Fund I
Southampton Village, Tyrone, GA	$6.7		$1.3	05/11	4.66
Village Center Outlot, Racine, WI	2.1		0.4	07/11	5.17
Center Pointe Plaza, Easley, SC	4.3		0.9	08/11	5.32
Shoppes on the Ridge, Lake Wales, FL	9.6		1.9	12/11	4.74
Publix Brooker Creek, Palm Harbor, FL	5.0		1.0	12/11	4.61
Watercolor Crossing, Santa Rosa, FL	4.4		0.9	01/12	4.76
Heather Island Plaza, Ocala, FL	6.2		1.2	12/12	5.00
Hilliard Rome, Columbus, OH	10.7		2.1	01/13	5.87
Meadows Square, Boynton Beach, FL	1.9		0.4	07/13	6.72
Village Center, Racine, WI	12.1		2.4	04/15	4.21
Paradise Promenade, Davie, FL	6.2		1.2	04/15	4.21
West Falls Plaza, West Patterson, NJ	11.8		2.4	04/15	4.21
DDR Domestic Retail Fund I (52 assets)	885.0		177.0	07/17	5.60

Total DDR Domestic Retail Fund I	$965.8		$193.1

Coventry II
Bloomfield Park, Bloomfield Hills, MI	$39.4		$—	12/08	Prime + 300
Buena Park, Buena Park, CA	61.0		12.2	10/10	9.00
Christown Spectrum Mall, Phoenix, AZ	46.0		9.2	01/11	LIBOR + 70
Fairplain Plaza, Benton Harbor, MI	15.9		3.2	05/11	LIBOR + 300
Totem Lake Mall, Kirkland, WA	27.9		5.6	05/11	LIBOR + 300
Westover Marketplace, San Antonio, TX	20.6	(2)	4.1	11/11	LIBOR + 350
Watters Creek, Allen, TX	115.9	(2)	23.2	07/12	LIBOR + 300
Watters Creek, Allen, TX	23.0	(2)	4.6	07/12	LIBOR + 600
Marley Creek Square, Orland Park, IL	10.8		1.1	07/12	LIBOR + 525
Coventry II DDR SM (39 assets)	68.2		13.6	09/12	LIBOR + 225
Coventry II DDR SM	32.7		6.5	09/12	LIBOR + 225
Tri-County Mall, Cincinnati, OH	11.7		2.3	02/15	10.30
Tri-County Mall, Cincinnati, OH	152.0		30.4	02/15	5.66

Total Coventry II	$625.0		$116.0

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Joint Venture Debt Detail (con’t)
(In Millions)

	Loan	DDR	Final Maturity	Interest
	Balance	Proportionate Share	Date (1)	Rate
DDR SAU Retail Fund, LLC
Shops at John’s Creek, Suwanee, GA	$2.8	$0.6	10/10	4.89
Brookhaven, Atlanta, GA	10.4	2.1	12/10	4.89
Lewandowski Commons, Lyndhurst, NJ	12.5	2.5	03/11	5.77
South Square, Durham, NC	12.6	2.5	10/12	5.06
Shoppes at Wendover II, Greensboro, NC	14.4	2.9	10/12	5.06
North Hampton Market (Phase I & II), Taylors, SC	10.5	2.1	10/12	5.08
Oakland Market Place, Oakland, TN	3.6	0.7	10/12	5.04
Crossroads Square, Morristown, TN	4.9	1.0	12/12	5.31
Cascade Corners, Atlanta, GA	4.0	0.8	12/12	5.42
Hilander Village, Roscoe, IL	9.4	1.9	12/12	5.41
Glenlake Plaza, Indianapolis, IN	8.2	1.6	12/12	5.44
Broadmoor Plaza, South Bend, IN	11.0	2.2	12/12	5.44
Milan Plaza, Milan, MI	2.2	0.4	12/12	5.49
West Towne Commons, Jackson, TN	4.8	1.0	12/12	5.44
American Way, Memphis, TN	6.7	1.3	12/12	5.44
Kroger Junction, Pasadena, TX	3.8	0.8	12/12	5.44
Kroger Plaza, Virginia Beach, VA	1.8	0.4	12/12	5.44
Willowbrook Commons, Nashville, TN	7.0	1.4	03/13	5.41
Harper Hill Commons, Winston Salem, NC	10.4	2.1	04/13	5.79
The Point, Greenville, SC	15.8	3.2	04/13	5.64
Plaza at Carolina Forest, Myrtle Beach, SC	14.2	2.8	05/13	5.97
Alexander Pointe, Salisbury, NC	5.1	1.0	08/13	5.92
Patterson Place, Durham, NC	20.3	4.1	12/13	5.67

Total DDR SAU Retail Fund LLC	$196.3	$39.4

Sonae Sierra Brasil Limitadas	$14.6	$7.0	10/10	CDI + 322
RVIP VIII, Austin, TX	23.4	6.0	01/11	LIBOR + 100
RVIP VII, Pleasant Hill, CA	48.8	10.3	04/11	LIBOR + 400
Sun Center Limited, Columbus, OH	11.8	9.3	04/11	8.48
Sun Center Limited, Columbus, OH	5.7	4.5	05/11	5.42
RO & SW Realty LLC (11 assets)	22.7	5.7	06/11	5.96
DOTRS LLC, Macedonia, OH	21.0	10.5	08/11	6.05
RVIP IIIB, Deer Park, IL	60.0	15.5	10/11	5.59
DDRA Ahwatukee Foothills LLC, Phoenix, AZ	108.9	54.5	08/12	5.30
DDRA Arrowhead Crossing LLC, Phoenix, AZ	47.6	23.8	08/12	5.30
DDRA Maple Grove Crossing LLC	29.4	14.7	08/12	5.30
DDRA Tanasbourne Town Center LLC	58.0	29.0	08/12	5.30
DDRA Eagan Promenade LLC	36.1	18.1	08/12	5.30
Jefferson County Plaza LLC, Arnold, MO	3.6	1.8	08/12	LIBOR + 200
DDR MDT PS, LLC (7 assets)	86.0	—	07/13	6.00
DDR Markaz II (13 assets)	150.5	30.1	11/14	5.15
TRT DDR Holdings I LLC (3 assets)	110.0	11.0	05/17	5.51
Lennox Town Center Limited, Columbus, OH	1.0	0.5	06/17	6.44
Lennox Town Center Limited, Columbus, OH	26.0	13.0	06/17	5.64

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010
Joint Venture Debt Detail (con’t)
(In Millions)

	Loan	DDR	Final Maturity	Interest
	Balance	Proportionate Share	Date (1)	Rate
Cole DDR MT Independence, Independence, MO	34.1	5.0	01/19	5.95
Sonae Sierra Brasil Limitadas	65.7	31.4	12/20	8.50
Sonae Sierra Brasil Limitadas	14.5	6.9	10/25	TR + 1130

Total	$3,997.1	$841.6

			Wtd. Avg.	Wtd. Avg.
			Maturity	Interest Rate
Total Joint Venture Debt:
Fixed Rate	$3,305.9	$710.6	4.2 years	5.70%
Variable Rate	691.2	131.0	1.5 years	3.32%

	$3,997.1	$841.6	3.8 years	5.29%

Notes:

(1)	Assumes borrower extension options are exercised.

(2)	The following loans have floor interest rates:

Loan	Floor
Westover Marketplace, San Antonio, TX	1 month LIBOR of 1.50%
Watters Creek, Allen, TX	1 month LIBOR of 1.50%

Developers Diversified Realty
Quarterly Financial Supplement
For the nine months ended September 30, 2010

Corporate Headquarters	Investor Relations

3300 Enterprise Parkway	Kate Deck
Beachwood, Ohio 44122	Toll Free: (877) 225-5337
Main: (216) 755-5500	Direct: (216) 755-6408
Website: www.ddr.com	Email: kdeck@ddr.com

Equity Research Coverage

Banc of America / Merrill Lynch
Craig Schmidt	craig_schmidt@ml.com	(646) 855-3640
Lindsay Schroll	lindsay_schroll@ml.com	(646) 855-1829

Cowen & Company
Jim Sullivan	james.sullivan@cowen.com	(646) 562-1380
Steve Boyd	stephen.boyd@cowen.com	(646) 562-1382

Citigroup
Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
Quentin Velleley	quentin.velleley@citi.com	(212) 816-6981

Deutsche Bank
John Perry	john.perry@db.com	(212) 250-4912
Vincent Chao	vincent.chao@db.com	(212) 250-6799

Goldman Sachs
Jay Habermann	jonathan.habermann@gs.com	(917) 343-4260
Jehan Mahmood	jehan.mahmood@gs.com	(212) 902-2646

Green Street Advisors
Jim Sullivan	jsullivan@greenst.com	(949) 640-8780
Laura Clark	lclark@greenst.com	(949) 640-8780

Hilliard Lyons
Carol Kemple	ckemple@hilliard.com	(502) 588-1142

J.P. Morgan
Michael Mueller	michael.w.mueller@jpmorgan.com	(212) 622-6689
Joe Dazio	joseph.c.dazio@jpmorgan.com	(212) 622-6416

Macquarie
Ki Bin Kim	kibin.kim@macquarie.com	(212) 231-6386

RBC Capital Markets
Rich Moore	rich.moore@rbccm.com	(440) 715-2646
Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650

Sandler O’Neill
Alex Goldfarb	agoldfarb@sandleroneill.com	(212) 466-7937
James Milam	jmilam@sandleroneill.com	(212) 466-8066

UBS
Ross Nussbaum	ross.nussbaum@ubs.com	(212) 713-2484
Christy McElroy	christy.mcelroy@ubs.com	(203) 719-7831

Wells Fargo
Jeff Donnelly	jeff.donnelly@wachovia.com	(617) 603-4262
Robert Laquaglia	robert.laquaglia@wachovia.com	(617) 603-4280

Fixed Income Research Coverage

Citigroup
Tom Cook	thomas.n.cook@citigroup.com	(212) 723-1112

J.P. Morgan
Mark Streeter	mark.streeter@jpmorgan.com	(212) 834-5086

Wells Fargo
Thierry Perrein	thierry.perrein@wachovia.com	(704) 715-8455